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                                                                   EXHIBIT 10.23


                                     LEASE
                                      FOR
                                RESTAURANT SPACE

                                 By and Between

                               NEW CASTLE CORP.,
                             A NEVADA CORPORATION,
                                  AS LANDLORD

                                      And

                         SITKA RESTAURANT GROUP, INC.,

                             A NEVADA CORPORATION,
                                   AS TENANT

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                               TABLE OF CONTENTS
                                                                           Page
ARTICLE 1 ....................................................................1
        DEFINITIONS...........................................................1
        1.1 Affiliate.........................................................1
        1.2 Commencement Date.................................................1
        1.3 Floor Area .......................................................1
        1.4 Gross Sales ......................................................1
        1.5 Lease Year .......................................................2
        1.6 Person ...........................................................3
        1.7 Permitted Closure Period..........................................3
        1.8 Project ..........................................................3
        1.9 Rent Commencement Date............................................3
        1.10 Rules and Regulations............................................3
        1.11 Tenant Improvements..............................................3
        1.12 TI Costs ........................................................3
        1.13 TI Cost Statement ...............................................3

ARTICLE 2 ....................................................................3
        LEASE OF PREMISES AND CONSTRUCTION ...................................3
        2.1 Lease ............................................................3
        2.2 Construction of Premises..........................................4
        2.3 Relocation .......................................................4
        2.4 Remodeling .......................................................5

ARTICLE 3 ....................................................................5
        TERM .................................................................5
        3.1 Duration .........................................................5

ARTICLE 4 ....................................................................7
        MINIMUM RENT .........................................................7
        4.1 Minimum Rent......................................................7

ARTICLE 5 ....................................................................8
        PERCENTAGE RENT ......................................................8
        5.1 Percentage Rent ..................................................8
        5.2 Annual Adjustment ................................................8
        5.3 Tenant Reports ...................................................8
        5.4 Tenant Records....................................................9
        5.5 Audit.............................................................9

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ARTICLE 6 ...................................................................10
        ADDITIONAL RENT .....................................................10
        6.1 Additional Rent .................................................10
        6.2 Payments by Landlord ............................................10

ARTICLE 7....................................................................10
        USE AND OPERATION....................................................10
        7.1  Designated and Exclusive Use....................................10
        7.2  Insurance Requirements: Governmental Regulations................10
        7.3  Restrictions on Use ............................................11
        7.4  Business Operations ............................................12
        7.5  Tradename ......................................................12
        7.6  Employees ......................................................12
        7.7  Security .......................................................14
        7.8  Regulatory Authorities .........................................15
        7.9  Restrictive Covenant ...........................................15
        7.10 Landlord Comps .................................................16
        7.11 Room Charges ...................................................17
        7.12 Beverage Providers .............................................17

ARTICLE 8 ...................................................................17
        INSURANCE ...........................................................17
        8.1 Tenant's Insurance ..............................................17
        8.2 Landlord's Insurance ............................................18
        8.3 Waiver of Subrogation ...........................................18

ARTICLE 9 ...................................................................19
        TAXES ...............................................................19
        9.1 Additional Taxes.................................................19
        9.2 Sales Tax........................................................19
        9.3 CET.... .........................................................19

ARTICLE 10 ..................................................................20
        SERVICES ............................................................20
        10.1 Services Provided...............................................20
        10.2 Service Charge..................................................21
        10.3 Service Interruption............................................21

ARTICLE 11 ..................................................................21
        REPAIRS AND MAINTENANCE .............................................21
        11.1 Repairs and Maintenance by Landlord.............................21
        11.2 Repairs and Maintenance by Tenant...............................22

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ARTICLE 12 ..................................................................22
        ALTERATIONS AND IMPROVEMENTS.........................................22
        12.1 Alterations and Improvements....................................22
        12.2 Trade Fixtures..................................................23
        12.3 Liens ..........................................................23

ARTICLE 13 ..................................................................24
        ADVERTISING .........................................................24
        13.1 Advertising.....................................................24

ARTICLE 14 ..................................................................24
        RULES AND REGULATIONS................................................24
        14.1 Rules and Regulations ..........................................24

ARTICLE 15...................................................................25
        ASSIGNMENT AND SUBLETTING ...........................................25
        15.1 Assignment and Subletting ......................................25
        15.2 Transfer Premium ...............................................25
        15.3 Landlord's Option as to Subject Space...........................26
        15.4 Concessionaires ................................................26

ARTICLE 16 ..................................................................26
        INDEMNITY ...........................................................26
        16.1 Indemnification.................................................26

ARTICLE 17 ..................................................................27
        EMINENT DOMAIN.......................................................27
        17.1 Entire or Substantial Taking....................................27
        17.2 Partial Taking .................................................27
        17.3 Election to Terminate...........................................27
        17.4 Disposition of Proceeds.........................................27

ARTICLE 18 ..................................................................27
        DAMAGE OR DESTRUCTION ...............................................27
        18.1 Damage or Destruction: Landlord to Rebuild .....................27
        18.2 Option to Terminate ............................................28
        18.3 Portions to be Rebuilt by Landlord and Tenant...................28
        18.4 Non-Liability ..................................................28
        18.5 Operations During Reconstruction Period.........................28

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ARTICLE 19...................................................................29
        ENTRY BY LANDLORD....................................................29
        19.1 Access to Premises..............................................29
        19.2 Leasing Activities..............................................29

ARTICLE 20...................................................................29
        ABANDONMENT..........................................................29
        20.1 Abandonment.....................................................29

ARTICLE 21...................................................................30
        EVENTS OF DEFAULT BY TENANT..........................................30
        21.1 Event of Default................................................30

ARTICLE 22...................................................................31
        REMEDIES OF LANDLORD.................................................31
        22.1 Remedies........................................................31
        22.2 Late Charge.....................................................32

ARTICLE 23...................................................................33
        ESTOPPEL CERTIFICATES AND SUBORDINATION..............................33
        23.1 Estoppel Certificates...........................................33
        23.2 Subordination...................................................33
        23.3 Priority Option.................................................33
        23.4 Attornment......................................................33

ARTICLE 24...................................................................34
        SALE OF PREMISES.....................................................34
        24.1 Sale of Premises by Landlord....................................34

ARTICLE 25...................................................................34
        HOLDING OVER.........................................................34
        25.1 Holding Over....................................................34

ARTICLE 26...................................................................34
        SURRENDER OF PREMISES................................................34
        26.1 Surrender.......................................................34
        26.2 Merger Upon Surrender...........................................35

ARTICLE 27...................................................................35
        GENERAL PROVISIONS...................................................35
        27.1 Waivers.........................................................35
        27.2 No Accord and Satisfaction......................................35

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   27.3 Notices..............................................................35
   27.4 Relationship of the Parties..........................................36
   27.5 Attorneys' Fees......................................................36
   27.6 Binding Effect.......................................................36
   27.7 Interest on Past Due Obligations.....................................36
   27.8 Severability ........................................................36
   27.9 Entire Agreement; Amendment..........................................36
   27.10 Captions ...........................................................36
   27.11 Construction .......................................................37
   27.12 Time of Essence ....................................................37
   27.13 Execution of Additional Documents...................................37
   27.14 Time Periods........................................................37
   27.15 Recordation.........................................................37
   27.16 Brokers.............................................................37

Exhibit A -   Description of Project
Exhibit B -   Site Plan for Premises
Exhibit C -   Work Letter Agreement
Exhibit D -   Ownership of Tenant
Exhibit E -   Accounting Procedures
Exhibit F -   Excluded Employees
Exhibit G -   Utility Rates

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                          FUNDAMENTAL LEASE PROVISIONS

LANDLORD:                           New Castle Corp., a Nevada corporation

    Landlord's Address:             c/o Circus Circus Enterprises, Inc.
                                    2880 Las Vegas Boulevard South
                                    Las Vegas, Nevada 89109
                                    Attn: General Counsel

TENANT:                             Sitka Restaurant Group, Inc.,
                                    a Nevada corporation

    Tenant's Address:               6787 West Tropicana Suite 200
                                    Las Vegas, Nevada 89103

TENANT'S TRADENAME:                 WCW Nitro Grill

PREMISES:                           Approximately 15,600 approx. square feet of
                                    Floor Area, shown by diagonal lines on
                                    EXHIBIT B. The Premises shall not include the exterior walls, the roof, the area above or below the Premises, or the land upon which the Premises are located.

COMMENCEMENT DATE:                  The date Landlord delivers the Premises to
                                    Tenant. In no event shall the Commencement
                                    Date occur prior to Landlord's receipt of a fully executed copy of the WCW License
                                    Agreement (defined in SECTION 3.2(a) below).

RENT COMMENCEMENT DATE:             The earlier of the seventy-fifth (75th) day
                                    following the Commencement Date or the date
                                    Tenant opens the Premises for business to the public

TERM:                               120 full calendar months

OPTIONS TO EXTEND:                  None

MINIMUM RENT:                       $14,583/month as set forth in SECTION 4.1
                                    below



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ANNUAL PERCENTAGE
RENTAL RATE:                        The amounts specified in SECTION 5.1(a) for
                                    Gross Sales of Food and Beverage
                                    The amounts specified in SECTION 5.1(b) for Gross Sales of all other items
                                    (subject to adjustment per SECTION 5.1)

USE OF PREMISES:                    Restaurant having WCW theme and providing
                                    live music, live broadcasts of WCW events and other similar WCW themed entertainment.
                                    Tenant may also engage in the sale of WCW retail merchandise. Tenant shall also have the non-exclusive right to sell alcoholic beverages.



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                                      LEASE
                                       FOR
                                RESTAURANT SPACE
                                  (THE "LEASE")

         DATE:        November 19th, 1998 (the "EXECUTION DATE")

         LANDLORD:    NEW CASTLE CORP., a Nevada corporation

         TENANT:      SITKA RESTAURANT GROUP, INC., a Nevada corporation

         In consideration of the mutual covenants and agreements contained in this Lease, Landlord and Tenant agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                As used in this Lease, the following terms shall have the following meanings:

                1.1 AFFILIATE: In relation to any Person, any other Person controlled, directly or indirectly, by such Person, any other Person that controls, directly or indirectly, such Person or any Person directly or indirectly under common control with such Person.

                1.2 COMMENCEMENT DATE: The date for commencement of the Lease Term set forth in the FUNDAMENTAL LEASE PROVISIONS.

                1.3 FLOOR AREA: The respective portion of the floor area from time to time subject to lease by Tenant pursuant to this Lease, as determined and applied by Landlord.

                1.4 GROSS SALES: The actual sales of all food, goods, wares and merchandise sold, leased, licensed or delivered and the actual charges of all services performed by Tenant or by any subtenant, licensee or concessionaire of Tenant in, at, from, or arising out of the use of the Premises, whether for wholesale, retail, cash, credit, or trade-ins or otherwise, without reserve or deduction for inability or failure to collect. Gross Sales shall include, without limitation, sales and services: (a) where the orders therefor originate in, at, from, or arising out of the use of the Premises, whether delivery or performance is made from the Premises or from some other place, (b) made or performed by mail, telephone, telegraph, facsimile, or other electronic means,
(c) made or performed by means of mechanical or other vending devices in the Premises, and (d) which Tenant or any subtenant, licensee, concessionaire or other person in the normal and customary course of its business would credit or attribute to its operations at the Premises or any




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part thereof. Any sums deposited with and forfeited to Tenant shall be included in Gross Sales. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, regardless of whether or when Tenant receives payment therefor. No franchise or capital stock tax and no income or similar tax based on income or profits shall be deducted from Gross Sales. Gross Sales shall not include, or if included there shall be deducted (but only to the extent they have been included in Gross Sales): (i) the net amount of any cash or credit refunds or credit allowed on services upon any sale from the Premises where the merchandise sold, or some part thereof, is returned by the purchaser to Tenant after the sale (not exceeding in amount the selling price of the item in question) or upon the rejection of any services from the Premises, provided that Tenant shall not be required to accept any returned merchandise if a cash refund or credit allowance is issued in lieu thereof, and provided further that any credit or refund shall reduce Gross Sales for the accounting period such credit or refund is made but shall not affect Gross Sales for the period in which the original sales relating to such income were made; (ii) the amount of any city, county, state or federal sales, use, gross receipts, transaction privilege, luxury, casino entertainment or excise tax ("CET") on such sale which is both added to the selling price (or absorbed in the price) and paid to the taxing authorities by Tenant (but not by any vendor of Tenant); (iii) the amount of any discount on sales to employees; (iv) service charges, interest and collection expenses received or receivable from customers for sales on credit and service, credit card and other charges or fees (exclusive, however, of any service charges payable to banks) paid by Tenant to credit card companies and similar organizations resulting from use of credit or debit cards by customers; (v) the value of any complimentary items or discounts granted pursuant to SECTION 7.10 hereof, or the costs of any complimentary issued by Landlord or any of its Affiliates for food, beverages, other goods, services, merchandise or the like purchased or received from or at the Premises to any hotel or casino guest of Landlord or any such Affiliate at the Project or any other hotel/casino owned or operated by Landlord or any of its Affiliates;
(vi) income from the reimbursement pursuant to SECTION 7.11 hereof of the costs of any room charges incurred by any hotel guest at the Project or any other property owned or operated by Landlord or any of its Affiliates, provided that all such items shall be considered income for purposes of calculating Gross Sales during the accounting period when such charges are made by the guest;
(vii) income from inventory returned to suppliers in an amount not to exceed the original amount paid by Tenant for the returned inventory; and (viii) the redemption of gift certificates (but not the purchase of gift certificates). The retail value of food or merchandise used or given away as samples shall not be included in Gross Sales, but rather shall be credited against the amount of Gross Sales made from the Premises. Where coupons, 2 for -1's or other discount promotions are used, only the actual sales price paid to Tenant shall be included in Gross Sales.

                1.5 LEASE YEAR: The period during the Lease Term commencing on January 1st in each year and ending at midnight on the 31st of December of that year, except that, subject to SECTION 4.1, the first Lease Year shall commence at the start of the Lease Term and shall end at midnight on the 31st of December of that year, and except that the last Lease Year shall end at the expiration of the term of this Lease or at the time of any earlier termination of this Lease in accordance with the terms hereof.




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                1.6 PERSON: Any natural person, corporation, limited liability company, partnership, limited partnership, limited liability partnership, association, organization or any other entity of whatsoever nature.

                1.7 PERMITTED CLOSURE PERIOD: Any period when the Premises may be temporarily closed for relocation pursuant to SECTION 2.3 or remodeling pursuant to SECTION 2.4, untenantable by reason of fire or other casualty, temporarily closed for repairs or maintenance under ARTICLE 11, or temporarily closed due to failure to supply Services under ARTICLE 10, or temporarily closed because of a permitted taking pursuant to SECTION 17.2.

                1.8 PROJECT: The building and related improvements commonly referred to as The Excalibur Hotel and Casino located on the real property more particularly described on EXHIBIT A attached hereto.

                1.9 RENT COMMENCEMENT DATE: The date for commencement of rent payments set forth in the Fundamental Lease Provisions.

                1.10 RULES AND REGULATIONS: The rules and regulations adopted in accordance with SECTION 14.1.

                1.11 TENANT IMPROVEMENTS: The improvements to the Premises to be constructed pursuant to EXHIBIT C.

                1.12 TI COSTS: The cost of the Tenant Improvements determined in accordance with EXHIBIT C. Wherever applicable in this Lease, the TI Costs shall be deemed to be amortized on a straight line basis over a ten (10) year period commencing on the Rent Commencement Date.

                1.13 TI COST STATEMENT: A statement setting forth the TI Costs as set forth on EXHIBIT C.

                                    ARTICLE 2

                       LEASE OF PREMISES AND CONSTRUCTION

                2.1 LEASE. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, for the Lease Term, at the rental, and upon the covenants and conditions contained in this Lease, including the Fundamental Lease Provisions and all Exhibits attached hereto. In addition to the Premises, Tenant shall have the right to use, in common with Landlord and other tenants or licensees of the Project, areas to be designated by Landlord for receiving, garbage disposal, freight elevators and locker room facilities (the "COMMON AREAS"). The Common Areas may be altered, reconfigured or relocated by Landlord from time to time during the term of this Lease.



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                2.2 CONSTRUCTION OF PREMISES. Tenant shall construct or cause to be constructed the Tenant Improvements in accordance with the Work Letter Agreement attached as EXHIBIT C. Landlord shall not be obligated to provide or pay for any improvement work or services related to the Tenant Improvements. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Work Letter Agreement.

2.3  RELOCATION.

                (a) Tenant acknowledges that Landlord shall have an absolute right from time to time to relocate the Premises within the Project, at Landlord's cost, at any time during the Lease Term, provided that the premises to which Tenant is relocated (i) shall be no less than eighty-five percent (85%) of the size of the original premises, (ii) shall have the prominence of location and visibility that is reasonably equivalent to or better than the original premises, (iii) shall be located in an area having substantially similar levels of pedestrian foot traffic, and (iv) shall be appropriately configured for the restaurant use of the original premises. If Landlord exercises its right to relocate Tenant pursuant to this Section, Landlord shall notify Tenant in writing (the "Relocation Notice") specifying the location of the new premises. If Tenant objects to the new premises on the basis that it fails to meet the criteria set forth above, Tenant shall notify Landlord in writing within ten (10) days following the Relocation Notice, specifying its objections to the new premises. If Tenant fails to object within such 10-day period, Tenant shall be deemed to have approved the new premises. If Tenant objects to the new premises, Landlord and Tenant shall meet and confer in an attempt to address Tenant's concerns, but if Landlord is unable to resolve the same within thirty (30) days after the Relocation Notice, Landlord may terminate this Lease upon written notice to Tenant, which termination shall be effective sixty (60) days after such notice. If Landlord elects to terminate the Lease under this SECTION 2.3, Landlord shall pay to Tenant the unamortized portion of the TI Costs, provided Tenant is not in default at the time of such termination.

                (b) All costs and expenses of relocating to the new premises, including, without limitation, all reasonable costs incurred by Tenant in relocating the new premises, shall be paid by Landlord. If Landlord exercises its right to relocate Tenant, Landlord shall reconstruct Tenant Improvements in the new premises in a form substantially equivalent to the Tenant Improvements constructed pursuant to EXHIBIT C. Within ten (10) days after Landlord has notified Tenant that it has substantially completed the Tenant Improvements (in accordance with the standards for "Substantial Completion" as set forth in EXHIBIT C) to be constructed by Landlord on the relocated premises, Tenant shall surrender the Premises and the relocated premises shall be deemed the Premises hereunder. During any portion of such 10-day period that Tenant is not conducting business in either premises, rent and all other costs or charges payable hereunder (other than premiums for insurance maintained by Tenant hereunder) shall be abated and the Lease Term shall be extended for the entire period during which Tenant is not doing business. Upon Landlord's request, Tenant shall execute an amendment designating the relocated Premises on EXHIBIT B.





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
Other than EXHIBIT B, all terms and conditions contained in this Lease shall continue unmodified following such relocation.

         2.4 REMODELING. Landlord may, in connection with any remodeling of all or any portion of the Project, change, at Landlord's sole cost and expense, the dimensions or reduce the size of the Premises to not less than eighty-five percent (85%) of its original size; provided, however, that if, in Tenant's reasonable judgment, as a result thereof the remaining portion of the Premises is not suitable for the purpose for which Tenant has leased the Premises, Tenant may terminate this Lease upon sixty (60) days written notice to Landlord, which notice shall be given within thirty (30) days after Landlord notifies Tenant of Landlord's intention to remodel; provided further, however, that such termination shall not be effective if within thirty (30) days of Tenant's notice thereof, Landlord notifies Tenant either of its election to relocate Tenant pursuant to SECTION 2.3 hereof or to rescind Landlord's intention to remodel. If Tenant elects to terminate the Lease under this SECTION 2.4, Landlord shall pay to tenant the unamortized portion of the TI Costs, provided Tenant is not in default at the time of such termination. If Tenant does not elect to terminate this Lease pursuant to this SECTION 2.4 and as a result of Landlord's remodeling under this SECTION 2.4 there is any reduction in the area of Premises, then Minimum Rent shall be reduced to an amount equal to that proportion of the Minimum Rent that the Floor Area after the remodeling bears to the Floor Area of the Premises prior to the remodeling. In the event of any remodeling pursuant to this SECTION 2.4, Landlord shall repair any damage to the Premises caused thereby. In connection with any such remodeling, Landlord may require Tenant to cease conducting business in the Premises for a period not to exceed thirty (30) days. The rent and all other costs and charges payable or reimbursable hereunder (other than premiums for insurance maintained by Tenant hereunder) shall be abated during any period that Landlord requires Tenant to cease conducting business and the Lease Term shall be extended by an amount of time equal to the entire period during which Landlord requires Tenant to cease conducting business. Upon Landlord's request, Tenant shall execute an amendment designating any changes to the Premises pursuant to this Section on EXHIBIT B.

         2.5 AMORTIZATION OF TENANT IMPROVEMENTS. For purposes of any payments due to Tenant in the event of a termination under SECTION 2.3 and SECTION 2.4, such amount shall be paid upon the effective date of termination of the Lease and the surrender by the Tenant of the Premises. In calculating the termination payment, the TI Costs shall be determined by reference to the TI Cost Statement and shall be amortized as set forth in SECTION 1.12 above.

                                    ARTICLE 3

                                      TERM

         3.1 DURATION. The term of this Lease (the "LEASE TERM") shall be for a period specified in the FUNDAMENTAL LEASE PROVISIONS, commencing on the Commencement Date, and unless sooner terminated in accordance with the provisions hereof, ending on the last day of the



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
Lease Term. If the Commencement Date does not occur on the first day of a calendar month, the fractional portion of such month shall be added to the Lease Term. Tenant shall not be liable for any rent until the Rent Commencement Date. Following the Rent Commencement Date, Tenant and Landlord shall, upon either party's request, execute and deliver to Landlord an addendum to this Lease specifying the Commencement Date, the Rent Commencement Date, and the last day of the Lease Term.

         3.2 WCW LICENSE AGREEMENT/TERMINATION RIGHTS.

         (a) As a condition precedent to this Lease and prior to the Commencement Date, Tenant shall obtain from World Championship Wrestling, Inc. ("WCW") an exclusive license to operate a WCW wrestling themed restaurant and a non-exclusive license to operate a WCW Wrestling retail store in Clark County, Nevada (the "WCW LICENSE AGREEMENT"). The WCW License Agreement shall be in a form reasonably acceptable to Landlord (as evidenced by Landlord's written approval thereof). Without limiting the foregoing, the WCW License Agreement shall be irrevocable for the Term of this Lease and shall give Tenant the right to seek damages in the event of a breach thereof by WCW. Tenant shall use its best efforts to obtain the fully executed WCW License Agreement within thirty
(30) days following the Execution Date, and if it fails to do so, this Lease shall automatically terminate and be of no further force and effect. If the WCW License Agreement expires, terminates or is revoked for any reason prior to the expiration of the Lease Term, Tenant shall provide Landlord with notice of such expiration, termination or revocation within ten (10) days of such occurrence and such event shall constitute an event of default under this Agreement, entitling Landlord to terminate this Lease, in addition to all other rights and remedies to which Landlord is entitled hereunder. Such written notice shall specify the date of such termination. If this Lease is terminated in accordance with the terms of this SECTION 3.2(a), Tenant shall not be entitled to reimbursement for any unamortized TI Costs. Landlord agrees that notwithstanding such WCW License Agreement, Landlord will not sue or otherwise seek redress against WCW and/or its parent or Affiliates for any act, omission, liability or obligation of Tenant under this Lease.

         (b) Landlord shall have the right, exercisable in its sole and absolute discretion, to elect to terminate this Lease at any time after the third (3rd) anniversary of the Rent Commencement Date upon one hundred twenty (120) days prior written notice to Tenant. If Landlord terminates this Lease pursuant to this SECTION 3.2(b), Landlord shall reimburse Tenant for the unamortized portion of any TI Costs paid by Tenant, provided Tenant is not in default at the time of such termination.

         (c) Tenant shall have the right, exercisable in its sole and absolute discretion, to elect to terminate this Lease at any time after the first (1st) anniversary of the Rent Commencement Date upon one hundred twenty (120) days prior written notice to Landlord. Upon its exercise of the termination rights in this SECTION 3.2(c), Tenant shall pay to Landlord the estimated cost to Landlord to return the Premises to the condition existing prior to the construction of the Tenant Improvements ("REFURBISHMENT COST"). The Refurbishment Cost and the annual incremental increase thereto to reflect increases in construction costs over time shall be determined by mutual agreement of Landlord and Tenant at the time of the approval of the Tenant Improvement Plans as set forth in EXHIBIT C. Following the approval of the Tenant Improvement Plans, Tenant and Landlord shall execute and deliver to Landlord an addendum to this Lease specifying the Refurbishment Cost and the agreed upon annual incremental increase thereto.

         (d) Upon the exercise by Landlord or Tenant of any of the termination rights described above and the satisfaction of all of the foregoing conditions precedent, this Lease shall be terminated and neither Landlord nor Tenant shall have any further liability or obligation to the other, except as otherwise provided in SECTION 3.2(a) and except with respect to liabilities, obligations or other provisions specifically stated in this Lease to survive any termination hereof.

                                    ARTICLE 4

                                  MINIMUM RENT

         4.1 MINIMUM RENT. The amount set forth in the FUNDAMENTAL LEASE PROVISIONS as Minimum Rent (the "MINIMUM Rent") shall be paid as follows:

                  (a) On or before the Rent Commencement Date set forth in the FUNDAMENTAL LEASE PROVISIONS, Tenant shall pay Landlord the entire Minimum Rent due for the first year of the Lease which amount is One Hundred Seventy-Four Thousand Nine Hundred Ninety-Six Dollars ($174,996).

                  (b) Commencing on the first day of the calendar month that occurs twelve (12) months after the Rent Commencement Date, Tenant shall pay Landlord the Minimum Rent as set forth in the FUNDAMENTAL LEASE PROVISIONS.

                  (c) Thereafter, Tenant shall pay Landlord the Minimum Rent as set forth in the FUNDAMENTAL LEASE PROVISIONS monthly in advance on the first day of each month during the remainder of the Lease Term.

                  (d) All Minimum Rent due hereunder shall be paid when due as set forth above without any deduction or offset.

                                    ARTICLE 5

                                 PERCENTAGE RENT

         5.1 PERCENTAGE RENT. In addition to the Minimum Rent set forth in the FUNDAMENTAL LEASE PROVISIONS and other sums required to be paid by Tenant under this Lease, Tenant shall pay the following:

         (a) On all food and beverage items sold by Tenant during a Lease Year:

                  (i) Three percent (3%) on Gross Sales of food and beverages up to and including $7,000,000; and

                  (ii) Five percent (5%) on Gross Sales of food and beverages in excess of $7,000,000; and

         (b) On all items other than food and beverages sold by Tenant during a Lease Year, eight percent (8%) on Gross Sales of non-food and beverage items unless Gross Sales from all sources (food, beverage and other items) exceed $8,000,000, in which event Tenant shall pay ten percent (10%) of Gross Sales on all non-food and beverage items.

The sums described in SECTIONS 5.1(a) AND 5.1(b) above shall be collectively referred to as "PERCENTAGE RENT". Tenant shall only pay Percentage Rent in any Lease Year if the total Percentage Rent exceeds the Minimum Rent paid by Tenant for the same period. Percentage Rent shall be computed each month, and within fifteen (15) days of the date such month ends, Tenant shall pay to Landlord any such Percentage Rent. In no event shall Landlord be obligated to refund to Tenant any portion of the Minimum Rent for a given Lease Year if the amount calculated by multiplying the applicable percentage rental rates by the appropriate Gross Sales total for each item when added together produce a total that is less than the Minimum Rent for such Lease Year.

         5.2 ANNUAL ADJUSTMENT. Within ninety (90) days after the end of each Lease Year, Tenant shall determine the amount of Tenant's total Gross Sales during that Lease Year, as well as Gross Sales for food and beverage items and non-food and beverage items, and the amounts payable to Landlord as Minimum Rent and as Percentage Rent for that Lease Year. If the total amount of Percentage Rent owing for the Lease Year is greater than the total amount of Percentage Rent paid by Tenant during the Lease Year, Tenant shall immediately pay the deficiency to Landlord. If the total amount of Percentage Rent paid by Tenant during a Lease Year exceeds the total amount of Percentage Rent required to be paid by Tenant during such Lease Year, Tenant shall receive a credit equivalent to the excess which may be deducted by Tenant from the next accruing payment or payments of either Minimum Rent or Percentage Rent.

         5.3 TENANT REPORTS. On or before the fifteenth (15th) day following the end of each month during the Lease Term, Tenant agrees to submit to Landlord a written statement signed by

Tenant and certified by Tenant to be true and correct, showing the amount of Gross Sales (total, food and beverage, and non-food and beverage) during the preceding month. On or before the forty-fifth (45th) day following the end of each Lease Year, Tenant agrees to submit to Landlord a written statement signed by Tenant and certified by Tenant to be true and correct, showing the amount of Gross Sales (total, food and beverage, and non-food and beverage) during the preceding Lease Year.

         5.4 TENANT RECORDS. Tenant agrees to keep full, complete and proper books, records and accounts of the daily Gross Sales from the Premises and any concession operated at any time in the Premises; of inventories, purchases and receipts of merchandise; of sales tax; and of all other transactions and matters, including sales slips, cash register tape readings, sales books, bank books, deposit slips and sales tax reports, normally examined and required to be kept by an independent accountant and/or any Regulatory Authority (as hereinafter defined) pursuant to accepted auditing standards in performing an audit of Gross Sales. All such books, records and accounts shall be kept for a period of at least one (1) year following the end of each the Lease Year. Within one (1) year after the end of the Lease Year, Landlord, its agents and employees, upon at least seven (7) days prior written notice, may examine and inspect all of the books and records relating to the business conducted upon the Premises for the purpose of investigating and verifying the accuracy of any statement of Gross Sales during any prior Lease Year. Tenant agrees to require any subtenants, concessionaires, and licensees to also maintain records meeting the requirements of this SECTION 5.4.

         5.5 AUDIT. At any time within one (1) year after the end of the Lease Year, Landlord may cause an audit of Tenant's business to be made for the purpose of verifying the accuracy of any statement of Gross Sales. The audit shall be performed by a representative selected by Landlord, and Tenant agrees to make all records available for the audit at the Premises or at Tenant's corporate offices, as Tenant may elect. If the results of the audit show that Tenant's statement of Gross Sales for any period has been understated by five percent (5%) or more, then Tenant shall immediately pay Landlord the cost of the audit in addition to any deficiency payment required, plus an amount equal to twelve percent (12%) of the amount of the understatement. If Understatements are shown for more than three periods during the Lease Term, such understatements shall be an incurable event of default under this Lease. Any information obtained by Landlord as a result of such an audit or otherwise pursuant to this Lease shall be held in confidence by Landlord except in any proceeding or action to collect the cost of the audit or deficiency, and then only to the extent relevant thereto, or with respect to a prospective sale, mortgage, lease or leaseback of the Premises.

                                    ARTICLE 6

                                 ADDITIONAL RENT

         6.1 ADDITIONAL RENT. In addition to Minimum Rent and Percentage Rent, all other payments to be made by Tenant under this Lease, including, but not limited to the charges for services provided under ARTICLE 10, shall be deemed Additional Rent and shall be due and payable on demand if no other time for payment is specified.

         6.2 PAYMENTS BY LANDLORD. Upon ten (10) days prior written notice to Tenant or such shorter period as may be necessary for Landlord to avoid a delinquency and/or late charge, Landlord may pay any sum or do any act which Tenant has failed to do, and Tenant agrees to pay Landlord, upon demand, all sums so expended by Landlord, together with interest from the date of expenditure until paid at a rate equal to the lesser of twelve percent (12%) per annum or the maximum rate allowed by law. Such sum and interest shall also be deemed Additional Rent.

                                    ARTICLE 7

                                USE AND OPERATION

         7.1 DESIGNATED AND EXCLUSIVE USE. Tenant agrees to use the Premises solely for the purpose set forth in the FUNDAMENTAL LEASE PROVISIONS. Tenant shall not use or permit the Premises to be used for any other purpose whatsoever without Landlord's prior written consent. Landlord hereby covenants and agrees that Tenant shall have the exclusive right to operate a restaurant having the theme described in the FUNDAMENTAL LEASE PROVISIONS within the Project. On or before the Rent Commencement Date, Tenant shall submit its menu to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed. Without limiting Landlord's approval rights, Landlord may withhold its consent to the menu or selected menu items if, in Landlord's reasonable judgment, the menu or such items are deceptively similar to the menu or to items served by other food service facilities operated by Landlord or by third parties in the Project or would breach any exclusive rights granted to third parties. Tenant shall not substantially change the type or character of items being offered for sale without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

         7.2 INSURANCE REQUIREMENTS: GOVERNMENTAL REGULATIONS. Tenant shall not do or permit anything to be done in or about the Premises, or bring or keep anything on the Premises, which will in any way increase the rate of fire insurance on the Project over and above the customary rates for fire insurance for projects including restaurant(s) similar to the Premises. At Tenant's expense, Tenant agrees to comply, in all material respects, with all fire and public liability insurance requirements relating to the Premises. Tenant agrees to comply promptly, in all material respects, with all governmental laws, ordinances, orders, rules and regulations affecting the Premises, including, without limitation, any applicable environmental law, regulation, ordinance or order of any governmental entity, or any other federal, state or local laws relating to the contamination of or adverse effects on the environment. Tenant hereby agrees to indemnify and hold Landlord harmless for, from and against any losses, liabilities, damages, costs, expenses, and claims of any kind whatsoever, including reasonable attorneys' fees, incurred by Landlord and arising from or relating to the violation by Tenant of any agreement of Tenant made in the immediately foregoing sentence. This indemnity shall survive the expiration or earlier termination of the Lease Term for a period of two (2) years.

         7.3 RESTRICTIONS ON USE.

                  (a) Without limiting the provisions of this ARTICLE 7, no auction, fire or bankruptcy sales may be conducted in the Premises without Landlord's prior written consent. Tenant shall not, without Landlord's prior written approval, operate or permit to be operated on the Premises any coin or token operated vending machines or similar device for the sale or leasing to the public of any goods, wares, merchandise, food, beverages, and/or service, including, without limitation, pay telephones, pay lockers, pay toilets, scales and amusement devices. Tenant shall not use or permit the use of any portion of the Premises for sleeping apartments, lodging rooms or gaming activities. Tenant shall not perform any acts or carry on any practices which may injure the Premises or other parts of the Project or be a nuisance or menace to other tenants in the Project, Landlord or the patrons and customers of either of them. Tenant agrees to keep the Premises, the walkways adjacent to the Premises, and any loading platform and service areas allocated or approved by Landlord for the use by Tenant (whether or not such use is exclusive), clean and free from rubbish and dirt at all times. Tenant agrees to store all trash and garbage within the Premises or in other areas designated by Landlord and to arrange for removal of such trash and garbage at Tenant's expense. Tenant shall not make any use of the Premises which is not in compliance with the terms of this Lease or with the Rules and Regulations.

                  (b) Without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, Tenant shall not offer for sale of any merchandise bearing the words "Las Vegas" (other than in combination with the words "WCW Nitro Grill"), "Excalibur," or other gaming or nationally licensed character logos, tradenames or emblems (e.g., merchandise bearing NFL or NBA logos, Disney characters, etc.) or any merchandise which is determined by Landlord (in its sole discretion) to be offensive or objectionable or to compete with the restrictive covenant contained in any other lease for space in the Project.

                  (c) Tenant shall provide events at the Premises at least weekly, which events may include, but shall not be limited to, live WCW broadcasts and live music performances. All entertainment shall be conducted in a first class, professional manner in keeping with and not inconsistent with or detrimental to the operation by Landlord of the Project as an exclusive, first-class resort casino facility, and Tenant shall be responsible for obtaining all required licenses, permits and other approvals for any such entertainment in the Premises. Tenant shall notify Landlord in advance and obtain Landlord's approval of all prospective entertainment to be offered at the Premises, which approval shall not be unreasonably withheld or delayed.

         7.4 BUSINESS OPERATIONS. From and after the Rent Commencement Date (except during any Permitted Closure Period), Tenant agrees to continuously occupy and use the entire Premises for the purpose or purposes specified above, during those days, nights and hours as shall be determined by Landlord with Tenant's approval, which shall not be less than 9 hours on Saturday and Sunday and 5 1/2 hours Monday through Friday. In the event of a breach by Tenant of any of the conditions of this SECTION 7.4 which is due to the actions or inaction of Tenant, Landlord shall have, in addition to any and all remedies herein provided, the right, at its option, to collect not only the Minimum Rent herein provided, but additional rent at the rate of one-twentieth (1/20) of the Minimum Rent herein provided for each and every day that Tenant is not open for business as herein provided. Tenant shall carry at all times in the Premises sufficient quantities of products as shall be reasonably designed to service its customers and meet anticipated customer demand, and shall staff the Premises at all times with sufficient personnel to serve its customers. Tenant's method of conducting its business in the Premises shall at all times be in keeping with and not inconsistent with or detrimental to the operation by Landlord of the Project as an exclusive, first-class resort casino facility. Tenant shall refrain from using or permitting the use of the Premises or any portion thereof for office, clerical or other non-selling purposes, except space in the Premises may be used for such purposes to such extent as is reasonably required for the conduct of Tenant's business thereon. Tenant shall not use the Premises for storage or warehouse purposes beyond such use as is reasonably required to keep Tenant's restaurant adequately stocked for sales of product and merchandise in, at or from the Premises.

         7.5 TRADENAME. Tenant shall conduct business under the tradename set forth in the FUNDAMENTAL LEASE PROVISIONS and no other without prior written consent of Landlord. Tenant warrants that it has, and, during the entire Term of the Lease, will have, the right to operate under the tradename set forth in the Fundamental Lease Provisions. Landlord shall not acquire any property rights in or to the name. "WCW Nitro Grill" or "WCW Nitro Grill of Las Vegas" by virtue of this Lease. Tenant shall not conduct any business at any time either before or after the termination of this Lease, either in the Premises or elsewhere, under a name in which the word "Excalibur" appears except in reference to the location of the Premises, without Landlord's prior written consent, and Tenant shall not acquire any property right in or to any name which contains said word as a part thereof. Any permitted use by Tenant of the word "Excalibur" during the Term of this Lease shall not permit Tenant to use, and Tenant shall not use, such word either (i) after the termination of this Lease, or (ii) at any other location during or after the termination of this Lease.

         7.6 EMPLOYEES.

                  (a) Tenant shall control the conduct, demeanor and appearance of its officers, agents and employees so as to run a first class business in strict conformity with Landlord's standards. Tenant will ensure that its personnel act so as not to annoy, disturb or be offensive to customers, patrons or others in the Project, and if any of Tenant's personnel act in a manner objectionable to Landlord, Landlord will bring such objection to the attention of Tenant's manager, who will immediately take all necessary steps to correct the cause of such objection.

Tenant warrants that its employees, while working in connection with this Agreement, will comply with any and all applicable federal, state or local laws, rules and regulations and ordinances.

                  (b) Tenant shall be responsible for all salaries, employee benefits, social security taxes, federal and state unemployment insurance and any and all similar taxes relating to its employees and for workers' compensation coverage with respect to its employees pursuant to applicable law. Tenant's employees shall not be entitled to participate in, or to receive, any of Landlord's employee benefit or welfare plans, and they shall not be deemed agents or employees of Landlord for purposes of this Lease or any other purpose. Tenant will comply with any applicable federal, state or local law, ordinance, rule or regulation, regarding its employees, including federal or state laws or regulations regarding minimum compensation, overtime and equal opportunities for employment.

                  (c) Tenant shall not cause or permit its employees to enter upon those areas of the Project which are designated "Employees Only," as the parties acknowledge that for such purposes, "Employees" refers to the employees of Landlord and not to the employees of Tenant.

                  (d) Landlord requires, and Tenant will therefore develop and implement, a drug testing program for Tenant's employees employed at the Premises. Except. for the initial salaried, full time management/supervisory staff (who must be tested prior to opening of the Premises) Tenant's employees employed at the Premises shall be tested no later than when the individual employee completes at least 520 hours of service for Tenant at the Premises.

                  (e) Tenant shall require standard uniforms to be worn by all of its employees at all times while on duty in the Premises so that all employees present a clean and well groomed appearance. Landlord may, at any time, direct Tenant to require any of its employees not so attired to immediately conform to the requirements of this subparagraph (e) or leave the Premises.

                  (f) Landlord and Tenant agree that they are separate and independent employers. Tenant shall independently and unilaterally adopt such policies and procedures as it deems appropriate, which shall apply to all employees of Tenant. Tenant's employment practices shall be lawful and consistent with legal obligations.

                  (g) Tenant understands and acknowledges that Landlord is signatory to a collective bargaining agreements ("CBA") with Local Joint Executive Board of Las Vegas, Culinary Workers Union, Local 226, and Bartenders Union, Local 165 ("UNION"), which imposes certain restrictions upon the subcontracting or subleasing of the Project. The Union has agreed that Landlord may lease a food outlet to Tenant, and that Tenant may employ the employees listed on EXHIBIT F (the "EXCLUDED EMPLOYEES") who shall not be covered by the CBA for the Project. Tenant agrees it shall not employ any employees for the Project other than the Excluded Employees. Landlord and Tenant acknowledge that managers are not covered by the CBA, and Tenant may employ such managers as it determines to be appropriate.

                  (h) Tenant understands and acknowledges that Landlord is a signatory to a CBA with the International Alliance of Theatrical Stage Employees, Local 720 ("IATSE") which imposes certain restrictions upon the employment of entertainment and stage workers for the Project. Tenant agrees that it shall not employ any entertainment and stage workers for the Project and Landlord shall employ such entertainment and stage employees, as are determined to be appropriate by Landlord and Tenant, who shall be assigned to work in the Premises.

                  (i) Landlord shall employ such restaurant and entertainment employees, other than the Excluded Employees, as are determined to be appropriate by Landlord and Tenant, who shall be assigned to work in the Premises (the "NITRO GRILL EMPLOYEES"). The Nitro Grill Employees shall be included in the collective bargaining unit covered by the terms of the CBA with the Union or with IATSE, as applicable. Tenant shall supervise and direct the work of the Nitro Grill Employees assigned to work in the Premises. Tenant acknowledges that it has received and reviewed the CBA with the Union and with IATSE. In its supervision and direction of the Nitro Grill Employees, Tenant agrees that it shall honor all terms and conditions of employment specified by the CBA with the Union and with IATSE, as amended from time to time, and shall comply with all federal, state and local laws, rules, regulations and ordinances.

                  (j) Tenant shall reimburse Landlord on a bi-weekly basis together with Minimum Rent for all salaries, wages and other amounts paid to, or payable as a result of the employment of, the Nitro Grill Employees, including, but not limited to, overtime, social security taxes, workers' compensation and unemployment insurance, payroll taxes, vacation pay, pension and retirement benefits, health care, disability insurance, and other fringe benefits, whether statutory or otherwise, and the cost of uniforms (the "NITRO GRILL EMPLOYEE EXPENSES"). Landlord shall provide Tenant with a monthly accounting of the Nitro Grill Employee Expenses, which amounts shall be considered Additional Rent under this Lease.

                  (k) Tenant shall indemnify, defend and hold Landlord harmless for, from and against any loss, cost, damage or expense resulting from (i) any failure by Tenant to observe the provisions of this SECTION 7.6, including, but not limited to, the failure by Tenant to honor the terms and conditions of any CBA or to comply with applicable laws, (ii) any action or failure to act by any Nitro Grill Employee under the direction and supervision of Tenant, and (iii) any claims by any Nitro Grill Employee arising within the course and scope of his/her employment.

         7.7 SECURITY. Tenant acknowledges that Landlord's security department and security officers are not responsible for providing security services for the Premises and that responsibility to provide security services for the Premises if Tenant so elects is the obligation of Tenant. In no event shall Landlord be liable to Tenant or any third-party for the security department's failure to respond to a request for aid or assistance by Tenant. Notwithstanding anything to the contrary contained herein, Tenant agrees that Tenant, its agents and employees including all individuals providing security services, whether employed directly by Tenant or engaged as Tenant's agent or as an independent security contractor, shall follow any instructions or directions, written or oral, received from Landlord's security department or personnel.

         7.8 REGULATORY AUTHORITIES. If Tenant is required to apply to either the Nevada Gaming Commission or any other agency regulating Landlord's activities (collectively herein, the "REGULATORY AUTHORITIES") for a finding of suitability or other approval, Tenant shall promptly do so. If after application and applicable hearings, Tenant is found unsuitable by any Regulatory Authority, then Tenant shall immediately undertake corrective action to comply with any requirement of the Regulatory Authority to be found suitable, including, without limitation, terminating any objectionable or unsuitable employee, provided, however, that in the event that the corrective action taken is not satisfactory to such Regulatory Authority then this Lease shall thereupon immediately cease and terminate and be of no further force or effect, without penalty or refund of any key money or other sum. Unless otherwise directed by the Regulatory Authorities and provided that Tenant is not in default under this Lease at the time of such termination, Landlord shall reimburse Tenant for the unamortized portion of any TI Costs paid for by Tenant. In addition Tenant acknowledges that Landlord will hold gaming and liquor licenses in connection with its operations at the Project. If the employment or continued employment of any person by Tenant or continued association with Tenant could have a material adverse effect on any gaming or liquor license, permit or approval held or sought by Landlord or any Affiliate of Landlord (as determined by Landlord in good faith), Landlord shall so notify Tenant and Tenant shall take all necessary action to immediately eliminate such adverse effect. If such material adverse effect is not eliminated within twenty (20) days after notice from Landlord, Landlord may terminate this Lease upon ten (10) days written notice to Tenant. Unless otherwise directed by the Regulatory Authorities and provided that Tenant is not in default under this Lease at the time of such termination, Landlord shall reimburse Tenant for the unamortized portion of any TI Costs paid for by Tenant.

         7.9 RESTRICTIVE COVENANT. During the Term of this Lease, Tenant shall not, directly or indirectly, alone or as a partner, joint venturer member, consultant, franchisor, franchisee, agent or independent contractor, own or operate any WCW wrestling themed restaurant or retail store in Clark County, Nevada. In addition, if this Lease is terminated prior to the expiration of the Lease Term for any reason other than a breach of the Lease by Landlord or pursuant to ARTICLE 17 or ARTICLE 18 below, Tenant shall not, directly or indirectly, alone or as a partner, joint venturer, member, consultant, franchisor, franchisee, agent or independent contractor, own or operate any WCW wrestling themed restaurant or retail store that is not open for business at the time of such termination in Clark County, Nevada for a period of two (2) years following such termination. Tenant acknowledges that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect Landlord. If any provision of this Section, as applied to any party or to any circumstance, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Lease. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to Landlord and upon breach of any provision of this

Section, Landlord shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that the foregoing remedies shall in no way limit any other remedies which Landlord may have at law or in equity.

         7.10 LANDLORD COMPS. Tenant agrees that Landlord may "comp" its guests, officers, directors or employees or those of its Affiliates at Tenant's restaurant. Landlord shall be entitled to the following:

                  (a) Twenty-Seven Thousand Five Hundred Dollars ($27,500) of complimentary items free of charge during each Lease Year (the "COMP THRESHOLD"); provided, however, that no more than Twenty-five Hundred Dollars ($2,500) of the total Comp Threshold (the "MONTHLY COMP LIMIT") shall be used by Landlord during any month. Notwithstanding the preceding sentence, if Landlord exceeds the Monthly Comp Limit in any month during a Lease Year, and at the end of such Lease Year the Comp Threshold has not been reached, Tenant shall pay to Landlord with the annual adjustment to Percentage Rent, the amount that Landlord paid Tenant for comps under this SECTION 7.10(a) in all months when the Monthly Comp Limit was exceeded until the Comp Threshold is reached. The Comp Threshold shall be reduced prorata for any Permitted Closure Period.

                  (b) After the Comp Threshold has been reached in a given Lease Year or during any month in which the Monthly Comp Limit has been reached, Tenant shall bill Landlord for food and beverage items provided on a complimentary basis at an amount equal to eighty-two percent (82%) of the retail price charged by Tenant for such food and/or beverage items. Payment for food and beverages provided under this SECTION 7.10(b) shall be made in accordance with EXHIBIT E.

         Gratuities on all complimentary items shall be paid directly by the guest, and shall not be charged to Landlord, except, however, if such gratuities are room charges pursuant to SECTION 7.11, such gratuities shall be charged to the guest or to Landlord, as the case may be. Landlord shall pay the applicable taxes on all complimentary items provided under this SECTION 7.10. Taxes and gratuities shall not be applied toward the Comp Threshold or subject to the eighteen percent (18%) discount. Any charges to Landlord for complimentary items under this SECTION 7.10 shall be billed by Tenant and paid by Landlord in the manner described in EXHIBIT E.

         Landlord shall either designate patrons who are to receive complimentary food and/or beverages either by (i) giving Tenant reasonable advance notice of the patron's visit to the Premises (which notice shall be given by employees authorized to do so in writing by Landlord and shall set forth any limitations on any complimentary food and beverage) or (ii) written notice after the patron's visit, in which event Landlord and Tenant shall make the appropriate adjustment to any room charge made by such patron or other adjusting payments.

         7.11 ROOM CHARGES. Guests of the Project and properties of one or more of Landlord's Affiliates shall be entitled to bill charges for food and beverage service and gratuities at Tenant's restaurant to their rooms and Tenant, at its expense, shall cause its register system to network with the computer system for the Project based on specifications provided by Landlord. Such charges shall be paid by Landlord to Tenant in the manner described on EXHIBIT E.

         7.12 BEVERAGE PROVIDERS. Tenant acknowledges that from time to time Landlord may agree to utilize certain designated brands of beverage items on a company-wide basis (e.g., Landlord may contract with a selected manufacturer of carbonated beverages to utilize such manufacturer's brands). Upon receipt of a notice specifying any such beverage brand choice, Tenant agrees to honor such brand choice and use only the selected product.

                                    ARTICLE 8

                                    INSURANCE

         8.1 TENANT'S INSURANCE. Tenant agrees, at Tenant's expense, to maintain the following insurance policies during the entire Lease Term:

                  (a) A policy of comprehensive public liability and property damage insurance providing coverage against liability for injury or death to persons and for property damage occurring in or about the Premises. Such liability insurance shall be a broad form comprehensive, general liability policy, including but not limited to contractual liability, in an amount of not less than Ten Million Dollars ($10,000.000.00). Landlord agrees that Tenant may satisfy insurance coverage limits over One Million Dollars ($1,000,000.00) by means of an excess liability policy;

                  (b) A policy of plate glass insurance covering all plate and other glass in the Premises;

                  (c) A policy providing fire and extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended coverage insurance in an amount adequate to cover the full cost of replacement of all personal property, inventory, decorations, trade fixtures, furnishings, equipment and other contents in the Premises. Such insurance shall be in an amount equal to the current replacement value of the property required to be insured;

                  (d) A policy of business interruption insurance; and

                  (e) A policy of products liability insurance in form satisfactory to Landlord and in the amount of not less than One Million Dollars ($1,000,000.00).

All such insurance policies shall, to the extent applicable, name Landlord as an additional insured (as well as such other persons, firms or corporations as Landlord may designate) or an additional loss payee, and shall be written by one or more responsible insurance companies licensed to do business in Nevada with a rating of AVII or better as rated in the most recent edition of Best's

Insurance Guide (or similar rating service if such guide is no longer published). Such policies shall also include an endorsement requiring the company writing such policy to give Landlord at least twenty (20) days written notice in advance of any cancellation or lapse of such policy or the effective date of any reduction in the amount of coverage under such policy. All public liability, property damage, and other casualty insurance policies obtained by Tenant pursuant to this SECTION 8.1 shall be written as primary insurance and not contributing with separate coverage which Landlord may carry. The insurance required by this SECTION 8.1 may be covered by general policies covering all of Tenant's locations. Prior to the Commencement Date, Tenant shall furnish Landlord with certificates of insurance showing that insurance meeting the requirements of this Section has been obtained and fully paid for by Tenant. Similar certificates of insurance as to renewal policies shall be provided to Landlord at least fifteen (15) days prior to the expiration of any policy, if requested. The limits of the public liability insurance required to be maintained by Tenant under this Lease shall in no way limit or diminish Tenant's liability under ARTICLE 16 hereof and such limits shall be subject to increase at any time and from time to time during the Lease Term if Landlord, in the exercise of reasonable discretion, deems such an increase necessary for Landlord's adequate protection.

         8.2 LANDLORD'S INSURANCE. Landlord shall procure and maintain in full force and effect, public liability and property damage insurance in types of coverages and amounts as are customarily carried by operators of similar hotel and casino facilities in Clark County, Nevada.

         8.3 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party, or its property or any property of others under its control to the extent that such loss or damage arises from any risk generally covered by fire and extended coverage insurance, whether or not such an insurance policy is maintained or there are insurance proceeds sufficient to cover the loss. Landlord and Tenant shall each, upon obtaining the respective policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease and obtain from the respective carriers an endorsement waiving any right of subrogation in favor of the insurer.

                                    ARTICLE 9

                                      TAXES

         9.1 ADDITIONAL TAXES. In addition to all other amounts which Tenant is required to pay under this Lease, Tenant shall pay before delinquency:

                  (a) All taxes and assessments levied against fixtures, equipment and personal property of Tenant installed or located in the Premises; and

                  (b) Any and all taxes, assessments or other charges of any kind imposed by any federal, state, county, municipal or other governmental body or agency and payable by Landlord or Tenant (excluding income, franchise, inheritance or estate taxes), whether or not customary or within the contemplation of the parties, with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises.

Tenant, at its expense, shall have the right, in Landlord's name if appropriate, to contest or review by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct at its own expense, and free of any expense imposed on Landlord) any tax, assessment or other governmental imposition or charge described in this SECTION 9.1. Tenant may defer payment of a contested item, unless such deferment would result in the enforcement of a lien on the Premises or the Project or the imposition of a criminal penalty on Landlord, in which event, Tenant shall promptly pay such contested item or items or cause them to be paid under protest if at any time the Premises or Project or any part thereof shall be in danger of being forfeited or otherwise lost, or if Landlord shall be subjected to criminal liability for such non-payment. The legal proceedings herein referred to shall include appropriate proceedings to review tax assessments and appeals from orders therein and appeals from any judgments, decrees, or orders. If there shall be any refund with respect to any contested item based on a payment by Tenant, Tenant shall be entitled to the entire amount thereof. Landlord shall promptly cooperate with Tenant, execute such documents and take such actions as may be reasonably necessary, (but without the imposition of cost or expense on Landlord) to enable Tenant to properly contest any matter contemplated in this
SECTION 9.1.

         9.2 SALES TAX. Tenant agrees to pay to Landlord a sum equal to the amount which Landlord is required to pay or collect by reason of any privilege tax, sales tax, gross proceeds tax, rent tax, or like tax levied, assessed or imposed by any federal, state, county or municipal governmental authority, or any subdivision thereof, upon any rent or other charges required to be paid under this Lease. Such sum shall be paid simultaneously with the rental payment or other charge upon which such sum is based.

         9.3 CET. Tenant agrees that it will collect any applicable CET associated with the sale of food, beverage or merchandise from the Premises and will pay the same to the taxing authority on a timely basis, or if Tenant is not permitted to pay the same directly, shall remit the CET due to Landlord no later than the 10th day of the month following the month in which the taxable sales occurred. Tenant shall make all documents containing information relative TO the computation of the CET available for inspection upon prior written notice by representatives of Landlord and the Nevada Tax Commission or Nevada Gaming Commission. This obligation shall continue beyond the Lease Term as to CET assessed during the time Tenant operated the Premises. Tenant shall be liable for any and all CET, interest and penalties found to be payable in connection with the sale of food, beverage or merchandise from the Premises as a result of understated taxable revenues, insufficiency of records or untimely payments unless Tenant is not permitted to pay the CET directly to the taxing authority, then if Tenant has timely remitted the payment to Landlord as required in this Section, Tenant shall not be liable for the untimely payment of the CET to the taxing authority.

                                   ARTICLE 10

                                    SERVICES

         10.1 SERVICES PROVIDED. Provided Tenant is not in default under this Lease, Landlord shall provide Tenant with the following services (collectively, the "SERVICES") DURING the Lease Term:

                  (a) Heating and air conditioning during the customary periods of the year therefor during the hours of operation required hereunder when and to the same extent as furnished to other comparable portions of the Project. Tenant acknowledges that Tenant shall have access to the controls for heating and air conditioning located within the Premises, but might not have access to the controls for heating or air conditioning located outside the Premises and shall not attempt to make any changes to such controls located outside the Premises;

                  (b) Customary gas, water and sewer service;

                  (c) Electricity in sufficient amounts to provide ordinary lighting and to operate the restaurant equipment to be installed in the Premises and approved by Landlord;

                  (d) One (1) telephone and local telephone service. Long distance telephone charges shall be Tenant's responsibility; and

                  (e) Garbage service at the receptacles designated by Landlord.

Landlord's obligation to furnish services shall be conditioned upon the availability of adequate energy sources. Landlord shall confer with Tenant and have the right to reduce such services as required by any mandatory or voluntary fuel or energy conservation program. Landlord may, from time to time, prescribe reasonable rules and regulations for implementation of this Section.

         10.2 SERVICE CHARGE. As compensation for the Services attributable to the Premises, Tenant agrees to pay Landlord Sixty-Five Thousand Dollars ($65,000.00) per Lease Year (the "SERVICE CHARGE") payable on a monthly basis together with Minimum Rent, prorated for any partial Lease Year. The Service Charge is based in part on the utility rates set forth on EXHIBIT G ("UTILITY RATES"). If after the first Lease Year the Utility Rates increase or decrease, Landlord may reevaluate the Service Charge and shall notify Tenant in writing of any change (together with back-up information showing the basis for the revised Service Charge), which change shall be effective thirty (30) days after receipt of any such notice. Except as provided in the preceding sentence, the Service Charge shall be paid regardless of the actual cost of providing such Services.

         10.3 SERVICE INTERRUPTION. Landlord shall not be liable in damages for any failure or interruption of any utility service to the Premises, except to the extent that any failure or interruption arises from the gross negligence or willful misconduct of Landlord. No failure or interruption of utility service for any reason shall entitle Tenant to terminate this Lease; provided, however, that if the failure or interruption of any Service to be repaired or maintained by Landlord and not the service provider continues for a period of forty-eight
(48) hours or more, Tenant shall be entitled to an equitable abatement of Minimum Rent. Landlord shall not be obligated to provide any service or maintenance or to make any repairs pursuant to this Lease when such service, maintenance or repair is made necessary because of any wrongful act or misuse of any utility service by Tenant, Tenant's agents, employees, servants, contractors, subtenants or licensees. Landlord reserves the right to stop any Service when Landlord deems such stoppage necessary, whether by reason of accident or emergency, or for repairs or improvements or otherwise, provided, that any such period of stoppage shall be only so long as is reasonably required to effect any necessary repairs or maintenance. Landlord shall not be obligated to inspect the Premises and shall not be obligated to make any repairs or perform any maintenance hereunder unless first notified of the need thereof in writing or, in an emergency, verbally, followed by a written confirmation, by Tenant. Upon receipt of any such notice, Landlord shall commence any required repair work of an emergency nature as soon as possible and work as expeditiously as possible to complete such work. All other work of a non-emergency nature shall be performed as promptly as possible. If Landlord shall fail to commence emergency repairs or maintenance to be performed by Landlord and not the service provider within twenty-four (24) hours after said notice, or non-emergency repairs or maintenance within five (5) days after said notice, then Tenant shall be entitled to an equitable abatement of Minimum Rent for so long as such failure continues and an extension of the Lease Term for a period equal to the period of rent abatement.

                                   ARTICLE 11

                             REPAIRS AND MAINTENANCE

         11.1 REPAIRS AND MAINTENANCE BY LANDLORD. Landlord agrees, at its sole expense, to keep in good structural order, condition and repair all common area surrounding the Premises and the exterior walls, floor (but not floor coverings) and roof of the Premises, except for reasonable wear and tear and except for any damage thereto caused by any act or negligence of Tenant or its agents, employees, servants, contractors, subtenants or licensees. Landlord agrees to maintain the Project (other than those portions of the Premises for which Tenant is responsible and portions of the Project which are maintained by other tenants or third parties) as a first class hotel and casino and keep the Project in compliance with all applicable building codes and regulations to the extent necessary to insure Tenant's safe and continued use of the Premises. Landlord shall make any of the foregoing repairs as expeditiously as possible after Landlord has received written notice from Tenant that such repairs need to be made and within thirty (30) days of receipt of such notice unless such repairs cannot, in the exercise of reasonable diligence, be completed in thirty (30) days and diligently pursue the same to completion. All other items of maintenance and repair for the Premises are the sole responsibility and expense of Tenant.

         11.2 REPAIRS AND MAINTENANCE BY TENANT. Tenant agrees, at Tenant's expense, to keep the Premises and any special equipment, fixtures or facilities (including, but not limited to grease traps located outside the Premises) in a clean, safe and sanitary condition. Tenant agrees to immediately replace broken glass in exterior and interior windows and doors with glass of the same quality, and, on Landlord's request, to remove any encroachments maintained or authorized by Tenant on any public place without Landlord's prior written consent. Tenant shall not overload any floor or facility, throw any foreign substances in plumbing fixtures or use the plumbing fixtures for any purpose other than that for which constructed. Tenant also agrees to keep the Premises (including any exterior entrance, storefronts and the interior of exterior walls), all partitions, doors, fixtures and equipment (including lighting, heating and plumbing fixtures and any separate air conditioning system) in good order, condition and repair and in compliance with all applicable laws, rules and regulations. The cost of maintenance and repair of that part of any wall shared with other tenants of the Project shall be borne equally by all tenants sharing such wall; provided, however, Tenant shall be solely responsible for repairs to such shared walls necessitated by the negligence or intentional acts or omissions of Tenant its agents, employees or licensees. If Tenant refuses or neglects to commence repairs within ten (10) days after receipt of written demand from Landlord, or adequately to complete such repairs within a reasonable time not to exceed thirty (30) days after such demand, Landlord, in addition to any other rights and remedies contained or available to Landlord at law or in equity, may enter the Premises and make the repairs, at Tenant's expense and without liability to Tenant for any loss or damages which may accrue to Tenant's stock or business by reason of such entry and repair work.

                                   ARTICLE 12

                          ALTERATIONS AND IMPROVEMENTS

         12.1 ALTERATIONS AND IMPROVEMENTS. Tenant may not make any alterations, improvements, renovations, additions, or utility installations ("IMPROVEMENTS") in, on or to the Premises, the exterior of the Premises, the exterior walls, the roof, the storefront, or any structural, mechanical or electrical component without Landlord's prior written consent. Any Improvements approved by Landlord shall be at the sole cost and expense of Tenant, and shall be made promptly and in good and workmanlike manner and in compliance with all applicable insurance requirements and with all applicable permits, authorizations, building regulations, zoning laws and all other governmental rules, regulations, ordinances, statutes and laws, now or hereafter in effect pertaining to the Premises or Tenant's use thereof. Any Improvements made by Tenant shall at Landlord's option become the property of Landlord upon the expiration or sooner termination of this Lease. However, as a condition to granting its consent to Tenant to make any Improvement, Landlord shall have the right to require Tenant to remove such Improvements, at Tenant's sole cost and expense, upon the termination of this Lease and to surrender the Premises in the same condition as it was prior to the making of any or all such Improvements, ordinary wear and tear excepted.

         12.2 TRADE FIXTURES. Tenant may bring trade fixtures into the Premises and may remove any and all restaurant equipment, trade fixtures, signs and graphic displays (but not flooring) and other personal property of Tenant and supplied by and brought into the Premises by Tenant, whether or not affixed to the Premises (the "TENANT'S FIXTURES"), at any time Tenant is not in default under this Lease, subject to any applicable grace or cure period. Tenant agrees to repair any damage to the Premises caused by such removal. All other fixtures which may be installed by Landlord or Tenant shall remain upon the Premises and shall become the property of Landlord during the Lease Term and after the earlier termination or expiration of the Lease Term, unless Landlord requests removal of a particular item by Tenant, in which case Tenant shall remove the item and restore the Premises to the condition they were in prior to installation of the particular item. Upon reasonable request of Tenant, Landlord agrees to execute and deliver any documents necessary or advisable, for inclusion in Tenant's records or otherwise, to evidence Landlord's consent to removal from the Premises of any personal property or fixtures leased to or to be leased to Tenant by any third party.

         12.3 LIENS. Tenant agrees to keep the Premises and the Property free from any liens arising out of any work performed on the Premises by Tenant or materials furnished to the Premises by Tenant and from any claim, liens, tax lien or levy, attachment, garnishment or encumbrance arising directly or indirectly from any obligation, action or inaction of Tenant whatsoever. Tenant shall have twenty (20) days after notice of the filing for record of any lien or tax lien, within which to obtain the release and discharge thereof or to bond over the lien at Tenant's sole cost and expense. Landlord may, at any time and in accordance with applicable law, post notices of non-responsibility on the Premises and Tenant shall give Landlord at least ten (10) days prior written notice of the commencement of any work on the Premises.

                                   ARTICLE 13

                                   ADVERTISING

         13.1 ADVERTISING.

                  (a) Tenant may not install, change or modify its signs at any time without Landlord's prior written consent, which consent shall be given or withheld in the sole discretion of Landlord. Tenant agrees to properly maintain all approved signs. Upon expiration of the Lease, Tenant agrees promptly to remove all signs and other advertising media placed in and around the Premises by Tenant. Tenant shall repair all damage caused to the Project or Premises by such removal, including proper "capping off" of electrical wiring. Tenant agrees not to use any advertising medium, such as flashing lights, searchlights, loudspeakers, phonographs, radios, or televisions, which can be heard or experienced outside the Premises. Tenant agrees not to display, paint or place any handbills, bumper stickers, or other advertising materials on any vehicle in the parking area of the Project, or to distribute any handbills or other advertising materials within or around the Project.

                  (b) Landlord shall provide in-room advertising in the hotel directory on the same basis as such in-room advertising is provided to other tenants, and Landlord shall permit Tenant to place signs within the hotel provided that the location, type and content of the signs are approved in advance by Landlord in its sole discretion. Without limiting the foregoing, Tenant shall have the right to use all duretrans signs currently used for "Wild Bill's" restaurant. All signs may be removed or relocated at any time at Landlord's direction.

                  (c) Tenant will be responsible for the costs associated with local, national or regional advertising of the WCW Nitro Grill/WCW Nitro Grill Las Vegas. Tenant shall regularly advertise WCW Nitro Grill/WCW Nitro Grill Las Vegas and any special events held at WCW Nitro Grill/WCW Nitro Grill Las Vegas, including, but not limited to, advertising on the cable network.

         13.2 CELEBRITY APPEARANCES. WCW Wrestlers shall make regular appearances at the Premises, which appearances shall occur at least once per week for three (3) weeks each month (and the WCW License Agreement shall provide for such appearances).

                                   ARTICLE 14

                              RULES AND REGULATIONS

         14.1 RULES AND REGULATIONS. Landlord may promulgate such reasonable rules and regulations relating to the use of the Premises and the Project as Landlord may deem appropriate and for the best interests of the Project, provided such rules and regulations do not expressly conflict with Tenant's rights under this Lease. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. The rules and regulations may be amended by Landlord from time to time, subject to the standards set forth above, with advance notice, and all such amendments shall be effective upon delivery of a copy to Tenant.

                                   ARTICLE 15

                            ASSIGNMENT AND SUBLETTING

         15.1 ASSIGNMENT AND SUBLETTING. Tenant may assign its interest in this Lease or sublet all or any portion of the Premises (a "TRANSFER") only with the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, except as specifically provided for herein. Further, Tenant acknowledges that Landlord's decision to lease the Premises to Tenant is based, in part, on a review of the individuals and entities comprising Tenant (and the individuals comprising any entities having an ownership interest in Tenant), all of which are listed on EXHIBIT D. Therefore, if Tenant is a corporation which is not publicly traded or a partnership, limited liability company or other entity, the issuance of any additional stock and/or the transfer, assignment or hypothecation of any stock or interest in such corporation, partnership, limited liability company or other entity, directly or indirectly, to any individual or entity other than those listed on EXHIBIT D, shall be deemed a Transfer within the meaning of this ARTICLE 15. Any attempted Transfer without Landlord's prior written consent in accordance with the applicable standards set forth herein shall be void, shall confer no rights upon any third person and at Landlord's option shall constitute a material, incurable event of default under this Lease. Tenant shall provide Landlord with any and all information requested by Landlord in connection with a proposed Transfer. Each Transfer to which Landlord has consented shall be evidenced by an instrument in writing in form satisfactory to Landlord and shall be executed by the assignor or sublessor and by the assignee or subtenant (each, a "TRANSFEREE"). Each Transferee that is an assignee or sublessee of Tenant's interest as lessee under the Lease shall also agree in writing to assume, to be bound by, and to perform the terms, covenants, and conditions of this Lease to be done, kept, and performed by Tenant. One executed copy of such written instrument shall be delivered to Landlord. No such Transfer shall release Tenant from Tenant's obligations to Landlord under this Lease. Landlord's consent to a Transfer on one occasion shall not be deemed a consent to any subsequent Transfer.

         15.2 TRANSFER PREMIUM. If Landlord consents to a Transfer in which the Transferee is an assignee or sublessee of Tenant's interest as lessee under the Lease, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord any "TRANSFER PREMIUM," as that term is defined in this SECTION 15.2, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Minimum Rent, Percentage Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred. "TRANSFER PREMIUM" shall also include, but not be limited to, any payment in excess of fair market value for services rendered by Tenant to the Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer.

         15.3 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this ARTICLE 15, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request for approval of a Transfer in which the Transferee is an assignee or sublessee of Tenant's interest as lessee under the Lease, to (i) recapture the subject space, or (ii) take an assignment or sublease of the subject space from Tenant. Such recapture, or sublease or assignment shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the subject space as of the effective date of the proposed Transfer until the last day of the term of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

         15.4 CONCESSIONAIRES. Tenant agrees not to permit any business to be operated in or from the Premises by any licensee or other concessionaire without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

                                   ARTICLE 16

                                    INDEMNITY

         16.1 INDEMNIFICATION. Landlord and its agents, employees, officers, and directors shall not be responsible or liable for, and Tenant agrees to indemnify, defend and hold harmless Landlord and its agents, employees, officers, and directors for, from and against, all claims, damages, expenses (including reasonable attorneys' fees), liabilities and judgments arising from
(i) any injury to persons, loss of life or damage to property occurring within, on or about the Premises, (ii) the use, non-use, condition or occupation of the Premises by Tenant or its employees, agents or invitees or (iii) the negligence or willful misconduct of Tenant or its employees, agents or invitees; provided, however, that with respect to the foregoing clauses (i) and (ii) Tenant shall not be obligated to indemnify, defend or hold harmless Landlord to the extent that any claim, damage, expense, liability or judgment arises from the gross negligence or willful misconduct of Landlord, or Landlord's breach of this Lease. The provisions of this Section shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                                   ARTICLE 17

                                 EMINENT DOMAIN

         17.1 ENTIRE OR SUBSTANTIAL TAKING - If title to all or a substantial portion of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu of condemnation, so that a reasonable amount of reconstruction of the Premises will not result in the Premises being reasonably suited for Tenant's continued occupancy for the uses and purposes for which the Premises are leased, this Lease shall terminate as of the date that possession of said Premises, or part thereof, is taken.

         17.2 PARTIAL TAKING. Except as provided in SECTION 17.3, if any part of the Premises are taken and the remaining part (after reconstruction of the then existing Project) is suitable, as determined by Tenant in its reasonable discretion, for Tenant's continued occupancy for the purposes and uses for which the Premises are leased, this Lease shall terminate as to the part so taken as of the date that possession of such part of the Premises is taken, and the Minimum Rent shall be equitably reduced. Landlord shall make such repairs and alterations to the Premises as may be reasonably necessary to restore the part not taken to useful condition. A just and proportionate part of the Minimum Rent shall be abated during such restoration if there is a material interference with Tenant's business.

         17.3 ELECTION TO TERMINATE. If more than thirty-three percent (33%) of the Floor Area of either the Project or the Premises is taken, either Landlord, or in the case of the Premises only, Tenant may terminate this Lease upon sixty (60) days' notice to the other party without regard to the provisions of SECTION 17.2.

         17.4 DISPOSITION OF PROCEEDS. All compensation awarded or paid upon a total or partial taking of the fee of the Premises shall belong to Landlord, whether such compensation is awarded or paid as compensation for diminution in value of the leasehold or the fee. Landlord shall not be entitled to any separate award made to Tenant for loss of business, depreciation to, and cost of removal of stock and fixtures so long as such award does not diminish the compensation paid to Landlord.

                                   ARTICLE 18

                              DAMAGE OR DESTRUCTION

         18.1 DAMAGE OR DESTRUCTION: LANDLORD TO REBUILD. If the Premises are partially or totally destroyed by fire or other casualty insurable under Landlord's fire and extended coverage insurance so as to become partially or totally untenantable, Landlord agrees to rebuild and repair the Premises as provided in SECTION 18.3, unless Landlord elects not to rebuild as provided in
SECTION 18.2.

         18.2 OPTION TO TERMINATE. If it so happens that:

                  (a) Thirty-three percent (33%) or more of either the Premises or the Project is destroyed or damaged by fire or other casualty insurable under Landlord's fire and extended coverage;

                  (b) Either the Premises or the Project is destroyed to the extent of at least thirty-three percent (33%) of the replacement cost thereof;

                  (c) Either the Premises or the Project is partially or totally destroyed by a cause or casualty other than those covered by Landlord's fire and extended coverage insurance; or

                  (d) Either the Premises or the Project is declared unsafe or unfit for occupancy by any governmental authority and repairs are thereby required;

then, in any such event, Landlord may, if Landlord elects, rebuild or put the Premises in good condition and fit for occupancy within a reasonable time after such destruction or damage, or Landlord may give notice in writing to Tenant not later than thirty (30) days after any such damage or destruction terminating this Lease. If Landlord elects to rebuild or put the Premises in good condition and fit for occupancy, then Tenant shall be entitled to an equitable abatement of rent for the period of time that Tenant is unable to operate in the Premises as a result of such rebuilding, and the Lease Term shall be extended for an amount of time equal to such period of rebuilding.

         18.3 PORTIONS TO BE REBUILT BY LANDLORD AND TENANT. Landlord's obligation to rebuild (should Landlord elect or be obligated to repair or rebuild) shall be limited to the Premises, as originally provided to Tenant, and Tenant, at Tenant's expense, shall replace and fully repair all of Tenant's exterior signs, trade fixtures, equipment, display cases and other installations originally installed by Tenant. All insurance proceeds payable under Landlord's fire and extended coverage risk insurance shall be payable solely to Landlord, and Tenant shall have no interest in such proceeds.

         18.4 NON-LIABILITY. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the Project, Tenant's personal property or any inconvenience or annoyance caused by such damage, repair, or reconstruction. Notwithstanding the destruction of or injury to the Premises or any part of the Premises, whether or not the same are rendered untenantable or unfit for occupancy, Tenant shall have no right to quit and surrender possession and shall have no right to any abatement of rent, except as specifically provided in SECTION 18.5.

         18.5 OPERATIONS DURING RECONSTRUCTION PERIOD. During any period of repair and reconstruction, the Minimum Rent provided in SECTION 4.1 shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired, such abatement to commence with the date of damage or destruction and to continue throughout the period of repair. Tenant agrees to continue the operation of Tenant's business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management. The obligation of Tenant to pay Percentage Rent and Additional Rent shall remain in full force and effect under all circumstances.

                                   ARTICLE 19

                                ENTRY BY LANDLORD

         19.1 ACCESS TO PREMISES. Landlord and Landlord's employees and agents may enter the Premises at all reasonable hours without diminution or abatement of rent and without liability to Tenant (i) to inspect the Premises; (ii) during periods of time when Tenant is not open for business to the public (whenever possible) to make repairs, additions or alterations to the Premises, the Project, or any property owned or controlled by Landlord (and for such purposes Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby); (iii) to serve or post any notice required or permitted under the provisions of this Lease or by law;
(iv) to cure any default by Tenant or to exercise any remedy of Landlord for a default; and (v) for any other lawful purpose. For the purpose of providing access as required by this Section, Landlord shall have a key to unlock all doors on the Premises. If an excavation is made or is authorized to be made upon land adjacent to the Premises or the Project, Tenant agrees to permit all necessary persons to enter the Premises for the purpose of doing such work as Landlord deems necessary to preserve walls from injury or damage. Nothing contained herein shall impose or be deemed to impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant; and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to do the same.

         19.2 LEASING ACTIVITIES. Landlord, and/or its authorized agents and representatives, shall be entitled to enter the Premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers and, during the last six (6) months of the Term of this Lease, Landlord shall be entitled to exhibit the Premises for lease.

                                   ARTICLE 20

                                   ABANDONMENT

         20.1 ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the Lease Term. If Tenant violates this prohibition or is dispossessed of the Premises involuntarily, by operation of law or otherwise, in addition to all other remedies available to

Landlord pursuant to this Lease or at law or in equity, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at Landlord's option, or Landlord may store such property in Tenant's name and at Tenant's expense, without notice to Tenant.

                                   ARTICLE 21

                           EVENTS OF DEFAULT BY TENANT

         21.1 EVENT OF DEFAULT. The following shall constitute events of default by Tenant under this Lease:

                  (a) If Tenant fails to pay any rent (including Percentage Rent and Additional Rent) or any other sums payable pursuant to this Lease on the date due, whether or not the same shall have been demanded, and such failure continues for a period of five (5) days after Tenant has received written notice thereof, provided that if Tenant defaults in rent payment two (2) times in any calendar year, no five (5) day cure period shall apply to any subsequent rent payment default in that year.

                  (b) Any assignment of this Lease, sublease of all or any portion of the Premises or transfer of any interest in Tenant other than as permitted under or in compliance with ARTICLE 15 of this Lease.

                  (c) If Tenant fails to observe or perform any of the other covenants or agreements contained in this Lease to be observed or performed by Tenant; except that if such failure is of a type that can be cured or corrected by Tenant, then such failure shall not be a default unless such failure continues for thirty (30) days after written notice of breach is given by Landlord to Tenant; and further except that if such failure is of such a character as to require more than thirty (30) days to correct, Tenant shall not be in default if Tenant commences action to correct such failure within the 30-day period and thereafter, using reasonable diligence, cures such failure;

                  (d) If Tenant shall become bankrupt, go into receivership, or make an assignment for the benefit of creditors, or take or have taken against Tenant any proceedings of any kind under any provision of any federal or state bankruptcy law, provided, however, that in the case of any involuntary proceeding against Tenant, if the same is dismissed within sixty (60) days of filing then such involuntary proceeding shall not be an event of default; or

                  (e) If Tenant shall abandon the Premises, with Tenant's absence from the Premises for a period of ten (10) consecutive days to be conclusive evidence that the Premises have been abandoned.

                                   ARTICLE 22

                              REMEDIES OF LANDLORD

         22.1 REMEDIES. On any event of default, Landlord, at Landlord's option, without notice or demand, may do any one or more of the following, in any order, successively or concurrently, except that in every case, Landlord, in good faith, shall take all reasonable efforts to mitigate damages:

                  (a) Landlord may take any action deemed necessary by Landlord, in Landlord's sole and absolute discretion, to cure the default. Tenant shall be liable to Landlord for all of Landlord's reasonable expenses so incurred, as Additional Rent, payable on demand by Landlord to Tenant.

                  (b) Landlord may terminate this Lease by written notice to Tenant of Landlord's election to do so. Upon Landlord's notice of termination, Landlord may recover from Tenant:

                           (i) The worth at the time of award of the unpaid
                  Minimum Rent, Percentage Rent, and Additional Rent which had been earned at the time of termination;

                           (ii) The worth at the time of award of the amount by
                  which the unpaid Minimum Rent, Percentage Rent, and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

                           (iii) The worth at the time of award of the amount by
                  which the unpaid Minimum Rent, Percentage Rent, and Additional Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                           (iv) Any other amount reasonably necessary to
                  compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease.

The "worth at the time of the award" of the amounts referred in SUBSECTIONS (i) and (ii) above shall be computed by allowing interest at the lesser of the rate of 12% per annum or the maximum rate of interest allowed by law. The "worth at the time of the award" of the amount referred to in SUBSECTION (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1 percent.

                  (c) Landlord may without declaring the Lease Term ended, reenter the Premises and occupy the same, or any portion thereof, for and on account of Tenant as hereinafter provided, applying any moneys received first to the payment of such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including costs, expenses, attorneys' fees, and expenditures for placing the same in good order and condition, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid, assumed or incurred by Landlord in or in connection with reletting the Premises and then to the fulfillment of the covenants of Tenant. Any such reletting as provided for herein may be for the remainder of the Lease Term or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate. Tenant shall have no right or authority whatsoever to collect any rent from such tenants, subtenants or any licensees or concessionaires on the Premises. In any case, and whether or not the Premises or any part thereof be relet, Tenant, until the end of what would have been the Lease Term in the absence of such default, shall be liable to Landlord and shall pay to Landlord monthly an amount equal to the average amount due as rent hereunder, less the net proceeds for said month, if any, of any reletting effected for the account of Tenant pursuant to the provisions of this subparagraph, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, reasonable expenses of employees, alteration costs (except costs limited in this Section), and expenses of preparation for such reletting (all said costs are cumulative and shall be applied against proceeds of reletting until paid in full). Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the Lease Term for a final determination of Tenant's account; and the commencement or maintenance of one or more actions by Landlord in this connection shall not bar Landlord from bringing subsequent actions for further accruals pursuant to the provisions of this Section.

                  (d) Landlord may pursue all rights and remedies of Landlord, which shall in any event be cumulative and not alternative, and shall be in addition to any and all rights provided at law or in equity.

For the purposes of determining the Percentage Rent which would be payable to Landlord by Tenant hereunder subsequent to Tenant's default, the Percentage Rent for each month of the unexpired term hereof shall be deemed to be an amount equal to the average of the Percentage Rent paid or payable by Tenant to Landlord hereunder annually during the three (3) years immediately preceding the date of default, or such lesser period of time as has occurred since the Commencement Date.

         22.2 LATE CHARGE. If any installment of rent or any other sum payable by Tenant hereunder is not received by Landlord within five (5) days of the date when due, a late charge of three percent (3%) of such overdue installment or other payment shall be immediately and automatically payable by Tenant to Landlord, without the necessity of delivery of any notice; provided, however, that Landlord shall give Tenant notice of non-payment and five (5) days from receipt of such notice to cure such non-payment twice in any twelve (12) month period before assessing such late fee.

                                   ARTICLE 23

                     ESTOPPEL CERTIFICATES AND SUBORDINATION

         23.1 ESTOPPEL CERTIFICATES. Tenant agrees at any time and from time to time upon not less than ten (10) business days' prior request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), stating the dates to which the Minimum Rent and other charges have been paid in advance, if any, and confirming Tenant's acceptance of the Premises, the commencement of the Lease Term, the rent provided under the Lease, and such other matters as Landlord may request, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee, beneficiary under a deed of trust, or assignee of any mortgagee of the Premises or the Project.

         23.2 SUBORDINATION. Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Premises, or any portion thereof, or any property of which the Premises is a part, provided, however, that any such subordination instrument shall contain reasonable non-disturbance and attornment provisions in favor of Tenant and binding on such lender, and to execute and deliver at any time, and from time to time, upon demand by Landlord, such documents as may be required to effectuate such subordination.

         23.3 PRIORITY OPTION. In the event that the mortgagee or beneficiary of any such mortgage or deed of trust elects to have this Lease a prior lien to its mortgage or deed of trust, then and in such event, upon such mortgagee's or beneficiary's giving written notice to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of recordation of such mortgage or deed of trust.

         23.4 ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of the Premises or in the event of exercise of the power of sale under any deed of trust made by Landlord covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided, however, that such purchaser shall also agree to grant Tenant reasonable and customary non-disturbance and mutual attornment rights.

                                   ARTICLE 24

                                SALE OF PREMISES

         24.1 SALE OF PREMISES BY LANDLORD. Landlord may at any time assign or transfer its interest as Landlord in and to this Lease, or any part thereof, and may at any time sell or transfer its interest in the fee to the Premises, or its interest in and to the whole or any portion of the Premises. In the event of any sale or exchange of the Premises by Landlord and the assignment by Landlord of this Lease and execution by the new owner of an acceptance and assumption agreement agreeing to accept the assignment and assume all of Landlord's obligations hereunder, Landlord shall be and is hereby entirely released of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of such sale or exchange and assignment.

                                   ARTICLE 25

                                  HOLDING OVER

         25.1 HOLDING OVER. If Tenant should remain in possession of the Premises after the expiration of the Lease Term with the consent of Landlord and without executing a new lease, then such holding over shall be construed as a tenancy from month-to-month, subject to all conditions, provisions and obligations of this Lease, insofar as the same are applicable to a month-to-month tenancy, except that Minimum Rent shall increase by fifty percent (50%). Tenant shall continue in possession until such tenancy is terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination.

                                   ARTICLE 26

                              SURRENDER OF PREMISES

         26.1 SURRENDER. On the last day or sooner termination of the Lease Term, Tenant agrees to quit and surrender the Premises, broom clean, in good condition and repair (reasonable wear and tear and damage by acts of God or fire excepted) together with all alterations, additions and improvements (unless notified otherwise by Landlord) which may have been made in, to or on the Premises, except trade fixtures installed at the expense of Tenant. Tenant, on or before the end of the Lease Term, shall remove all of Tenant's property from the Premises, and all property not removed shall be deemed abandoned by Tenant. If the Premises are not surrendered at the end of the Lease Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claim made against Landlord by any succeeding tenant based on such delay.

         26.2 MERGER UPON SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, shall not automatically work a merger, and Landlord may either terminate all or any existing subtenancies or treat the surrender or cancellation as an assignment to Landlord of any or all such subtenancies.

                                   ARTICLE 27

                               GENERAL PROVISIONS

         27.1 WAIVERS. One or more waivers by Landlord of any covenant or condition contained in this Lease or of any breach or default by Tenant shall not be construed as a waiver of a subsequent breach or default of the same or of any other covenant or condition, and the consent or approval by Landlord to or of any act of Tenant which requires Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent or similar act by Tenant. The subsequent acceptance by Landlord of rent or of any other payment shall not constitute a waiver of any concurrent or preceding breach or default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental or payment so accepted, regardless of Landlord's knowledge of such preceding or concurrent breach or default at the time of acceptance of such rent or payment. No waiver shall be effective unless it is in writing and signed by Landlord.

         27.2 NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent provided to be paid shall be deemed to be other than on account of the earliest rent due and payable under this Lease, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

         27.3 NOTICES. All notices, demands, and statements shall be in writing and shall be given by personal delivery, facsimile transmission, express delivery service or by deposit in the United States mail, certified, return receipt requested, postage prepaid, addressed to the parties at the addresses appearing in the FUNDAMENTAL LEASE PROVISIONS or at such other place as either party may designate in writing to the other party. A copy of any notice or demand sent to Landlord shall be sent to the following address:

         New Castle Corp.
         c/o Circus Circus Enterprises, Inc.
         2880 Las Vegas Boulevard South
         Las Vegas, NV 89109
         Attn: General Counsel

The date notice is given shall be the date on which the notice is delivered, if notice is given by personal delivery, facsimile transmission if confirmation of transmission is made, or express delivery service, or the date of deposit in the mail, if the notice is sent through the United States mail. Notice is deemed to have been received on the date on which the notice is delivered, if notice is given by personal delivery, facsimile transmission or express delivery service, or three (3) days after deposit in the mail, if the notice is sent through the United States mail.

         27.4 RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent, of partnership, of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provision contained in this Lease nor any acts of the parties shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         27.5 ATTORNEYS' FEES. In the event of any action or proceeding brought by either party against the other under this Lease or any guarantee of this Lease, the prevailing party shall be entitled to recover attorneys' fees in such amount as the court or other fact finder may judge reasonable.

         27.6 BINDING EFFECT. Subject to all limitations on assignment and subletting set forth in this Lease, all of the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties to this Lease.

         27.7 INTEREST ON PAST DUE OBLIGATIONS. Any amount due to Landlord which is not paid when due shall bear interest from the due date until paid at the rate equal to the lesser of twelve percent (12%) per annum or the maximum rate allowed by law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         27.8 SEVERABILITY. If any one or more of the provisions of this Lease or the applicability of any such provision to a specific situation shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Lease and all other applications of such provisions shall not be affected by such determination.

         27.9 ENTIRE AGREEMENT; AMENDMENT. This Lease, together with the attached Exhibits which are an integral part of this Lease, constitutes the entire agreement between the parties pertaining to the subject matter of this Lease. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded and merged in this Lease. No supplement, modification or amendment of this Lease shall be binding unless in writing and executed by both parties.

         27.10 CAPTIONS. The captions of the Sections and Articles of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction. References in this Lease to "SECTIONS" and "ARTICLES" are to the various Sections and Articles of this Lease, unless otherwise noted.

         27.11 CONSTRUCTION. The laws of the State of Nevada shall govern the validity, performance, and enforcement of this Lease. This Lease shall not be construed either for or against Landlord or Tenant. This Lease shall be interpreted in an effort to reach an equitable result. Whenever the context may require, any pronouns used in this Lease shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa. If there is more than one Tenant, the obligations under this Lease shall be considered the joint and several obligations of each. Whenever or wherever in this Lease, the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld or delayed, unless otherwise specifically stated herein.

         27.12 TIME OF ESSENCE. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

         27.13 EXECUTION OF ADDITIONAL DOCUMENTS. Landlord and Tenant each agree to execute such additional documents as may be necessary or appropriate to fully carry out the provisions of this Lease.

         27.14 TIME PERIODS. If the time for the performance of any obligation or taking of action under this Lease expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action shall be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

         27.15 RECORDATION. Tenant shall not record, or cause to be recorded, this Lease or any memorandum of this Lease. without the prior written consent of Landlord.

         27.16 BROKERS. The parties warrant that they have had no dealings with any broker or agent in connection with this Lease, and covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

         27.17 QUIET ENJOYMENT. Upon Tenant paying Minimum and Additional Rent for the Premises and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the Lease Term hereof subject to all of the provisions of this Lease.

IN WITNESS WHEREOF, this Lease is executed as of the date first-above written.

                                          NEW CASTLE CORP., a Nevada corporation

                                          By: /s/ Don Givens
                                              ----------------------------------
                                          Its:    VP/GM
                                              ----------------------------------

                                                                      "Landlord"

                                          SITKA RESTAURANT GROUP, INC., A NEVADA
                                          CORPORATION,

                                          By: /s/ Karl Rogers
                                              ----------------------------------
                                          Its:     President
                                              ----------------------------------
                                                                        "TENANT"

                                ACKNOWLEDGMENTS

STATE OF NEVADA    )
                   ): ss.
County of  CLARK   )

The foregoing instrument was acknowledged before me this 19th day of NOVEMBER, 1998, by DON GIVENS, the V.P./G.M. of New Castle Corp., a Nevada corporation, on behalf of the corporation.


                                      /s/ Norma G. Lucero
                                      -------------------
                                      NOTARY PUBLIC

My Commission Expires:
8/18/2001
----------------------
[NOTARY PUBLIC SEAL]

STATE OF NEVADA   )
                  ):ss.
County of CLARK   )

         The foregoing instrument was acknowledged before me this 9th day of November 9, 1998, by Karl Rogers , the President of SITKA RESTAURANT
GROUP, INC., a Nevada corporation, on behalf of the corporation.

                                          /s/ Carol Caldwell
                                          ------------------
                                          NOTARY PUBLIC

My Commission Expires:
6-20-99
----------------------
[NOTARY PUBLIC SEAL]

File No. 93-04-2078 RMG                                     FIRST AMENDMENT
                               EXHIBIT "A" (CONT)

PARCEL TWO (2):
---------------

That portion of the North Half (N 1/2) of the Northeast Quarter (NE 1/4) of
Section 29, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, being more particularly described as follows:

Commencing at the Southeast (SE) corner of the Northeast Quarter (NE 1/4) of
Section 29;

the said point also being on the centerline of Las Vegas Boulevard South; Thence North 00 degrees 19'25" West, along the East line of the South Half
(S 1/2) of the Northeast Quarter (NE 1/4) of Section 29, being the said centerline of Las Vegas Boulevard South, a distance of 1379.62 feet to a point for the Southeast (SE) corner of the said North Half (N 1/2) of the Northeast Quarter (NE 1/4) of said Section 29;

Thence South 89 degrees 37'48" West, departing the said East line and departing the said centerline of Las Vegas Boulevard South, and along the South line of the said North Half (N 1/2) of the Northeast Quarter (NE 1/4) of Section 29, a distance of 150.00 feet to an angle point on the West right-of-way line of Las Vegas Boulevard South;

Thence North 00 degrees 20'09" West, along the said West line, a distance of
21.54 feet to a point for the Southeast (SE) corner and POINT OF BEGINNING of this parcel;

Thence South 89 degrees 37'48" West, departing the said West right-of-way line, a distance of 650.00 feet to a point for the Southwest (SW) corner of this parcel;

Thence North 00 degrees 20'09" West, a distance of 378.46 feet to a point for the Northwest (NW) corner of this parcel;

Thence North 89 degrees 37'48" East, a distance of 475.00 feet to an angle point;

Thence South 00 degrees 20'09" East, a distance of 140.00 feet to an angle point;

Thence North 89 degrees 37'48" East, a distance of 175.00 feet to a point for the Northeast (NE) corner of this parcel;

the said point being on the said West right-of-way line of Las Vegas Boulevard South;

Thence South 00 degrees 20'09" East, along the said West right-of-way line, a distance of 238.46 feet to the POINT OF BEGINNING.


                                  EXHIBIT "A"

File No. 93-04-2078 RMG                                     FIRST AMENDMENT
                               EXHIBIT "A" (CONT)

PARCEL THREE (3):
-----------------

That portion of the North Half (N 1/2) of the Northeast Quarter (NE 1/4) of
Section 29, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, being more particularly described as follows:

Commencing at the Southeast (SE) corner of the Northeast Quarter (NE 1/4) of
Section 29;

the said point also being on the centerline of Las Vegas Boulevard South;

Thence North 00 degrees 19'25" West, along the East line of the South Half (S 1/2) of the Northeast Quarter (NE 1/4) of Section 29, being the said centerline of Las Vegas Boulevard South, a distance of 1379.62 feet to a point for the Southeast (SE) corner of the said North Half (N 1/2) of the Northeast Quarter (NE 1/4) of Section 29;

Thence South 89 degrees 37'48" West, departing the said East line and departing the said centerline of Las Vegas Boulevard South, and along the South line of the said North Half (N 1/2) of the Northeast Quarter (NE 1/4) of Section 29, a distance of 150.00 feet to an angle point on the West right-of-way line of Las Vegas Boulevard South;

Thence North 00 degrees 20'09" West, along the said West line, a distance of
400.00 feet to a point for the most Easterly Southeast (SE) corner and POINT OF BEGINNING of this parcel;

Thence South 89 degrees 37'48" West, departing the said West right-of-way line, a distance of 650.00 feet to an angle point;

Thence South 00 degrees 20'09" East, a distance of 378.46 feet to a point for the most Southerly Southeast (SE) corner of this parcel;

Thence South 89 degrees 37'48" West, a distance of 1391.19 feet to a point on the East right-of-way line of Interstate Highway No. 15 for the Southwest (SW) corner of this parcel;

Thence North 00 degrees 08'58" East, along the said East right-of-way line, a distance of 631.00 feet to an angle point;

Thence North 17 degrees 52'21" East, continuing along the said East line, a distance of 297.56 feet to a point for the Northwest (NW) corner of this parcel;

the said point being on a curve concave Northwesterly having a radius of 424.00 feet and a radial bearing of North 01 degrees 30'50" West;

Thence Northeasterly along the said 424.00 foot radius non-tangent curve to the left having a central angle of 32 degrees 17'50", and an arc distance of 239.01 feet to a point of tangency having a radial bearing of South 33 degrees 48'40" East;


Exhibit "A" continued........


                                  EXHIBIT "A"

File No. 93-04-2078 RMG                                         FIRST AMENDMENT

Parcel Three (3) - cont

Thence North 56 degrees 11'20" East, a distance of 85.91 feet to an angle point;

Thence South 33 degrees 48'40" East, a distance of 41.87 feet to an angle point;

Thence North 56 degrees 11'20" East, a distance of 154.12 feet to an angle point;

Thence North 73 degrees 14'26" East, a distance of 142.57 feet to a point on the South right-of-way line of Tropicana Avenue;

Thence North 88 degrees 59'03" East, continuing along the said South right-of-way line of Tropicana Avenue, a distance of 427.65 feet to angle point;

Thence North 01 degrees 00'57" West, a distance of 27.62 feet to an angle point;

Thence North 88 degrees 59'03" East, a distance of 176.52 feet to a point of curvature of a curve concave Southwesterly having a radius of 34.00 feet and a radial bearing of South 01 degrees 00'57" East;

Thence Southeasterly along the arc of the said 34.00 foot radius non-tangent curve to the right having a central angle of 47 degrees 00'55", and an arc distance of 27.90 feet to a point having a radial bearing of North 45 degrees 59'58" East;

Thence North 88 degrees 59'03" East, a distance of 128.05 feet to a point of curvature of a non-tangent curve concave Southeasterly having a radius of 33.50 feet and a radial bearing of South 71 degrees 31'14" East;

Thence Northeasterly along the arc of the said 33.50 foot radius non-tangent curve to the right having a central angle of 70 degrees 30'17", and an arc distance of 41.22 feet to a point of tangency having a radial bearing of North 01 degrees 00'57" West;

Thence North 88 degrees 59'03" East, a distance of 458.54 feet to an angle point;

Thence South 87 degrees 23'48" East, a distance of 71.35 feet to a point of curvature of a non-tangent curve concave Southwesterly having a radius of 66.50 feet and a radial bearing of South 06 degrees 40'36" West;

Thence Southeasterly along the arc of the said 66.50 foot radius curve to the right having a central angle of 39 degrees 00'42", and an arc distance of 45.28 feet to a point on the said West right-of-way line of Las Vegas Boulevard South for the Northeast (NE) corner of this parcel having a radial bearing of North 45 degrees 41'18" East;

Thence South 00 degrees 20'09" East, along the said West right-of-way line, a distance of 772.41 feet to the POINT OF BEGINNING.

Exhibit "A" continues................

                                  EXHIBIT "A"

File No. 93-04-2078 RMG                                          FIRST AMENDMENT

Exhibit "A" continued.................


Parcel Three (3) - cont


Together with that portion of land as conveyed to NEW CASTLE CORPORATION by that Deed recorded July 22, 1992 in Book 920722 as Document No. 00568 Official Records, being more particularly described as follows:

A portion of the North Half (N 1/2) of the Northeast Quarter (NE 1/4) of Section 29, Township 21 South, Range 61 East, M.D.M., and more fully described by metes and bounds as follows, to wit:

PARCEL A:
---------

BEGINNING at a point on the right or Easterly right-of-way line of IR-15 Freeway, 544.91 feet right of and at right angles to Highway Engineer's Station "B1" 202(divided by)19.83 P.O.T.; said POINT OF BEGINNING further described as bearing South 67(degrees)13'20" East, a distance of 793.13 feet from the North Quarter corner of Section 29, Township 21 South, Range 61 East, M.D.M.: thence South 89(degrees)59'19" East, along said right-of-way line, a distance of 48.24 feet to a point; thence South 56(degrees)90'56" West, along the former right or Easterly right-of-way line of said IR-15 Freeway, a distance of 40.07 feet to a point; thence North 33(degrees)50'18" West, along said former right-of-way line, a distance of 26.87 feet to the POINT OF BEGINNING; said parcel contains an area of 538 square feet (0.01 of an acre), more or less.

PARCEL B:
---------

BEGINNING at a point on the right or Easterly right-of-way line of IR-15 Freeway, 687.74 feet right of and at right angles to Highway Engineer's Station "B1" 202(divided by)82.88 P.O.T.; said POINT OF BEGINNING further described as bearing South 74(degrees)25'54" East a distance of 907.56 feet from the North Quarter corner of Section 29, Township 21 South, Range 61 East, M.D.M.; thence North 47(degrees)24'51" East, along said right-of-way line, a distance of 58.37 feet to a point; thence North 88(degrees)57'13" East, along said right-of-way line, a distance of 93.48 feet to a point; thence South 73(degrees)11'47" West, along the former right or Easterly right-of-way line of said IR-15 Freeway, a distance of 142.53 feet to the POINT OF BEGINNING; said parcel contains an area of 1,809 square feet (0.04 of an acre), more or less.


                                  Exhibit "A"

File No. 93-04-2078 RMG                                          FIRST AMENDMENT

PARCEL FOUR (4):

That portion of the North Half (N 1/2) of the Northeast Quarter (NE 1/4) of
Section 29, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, being more particularly described as follows:

Commencing at the Southeast (SE) corner of the Northeast Quarter (NE 1/4) of
Section 29;

the said point also being on the centerline of Las Vegas Boulevard South; Thence North 00 degrees 19' 25" West, along the East line of the South Half (S 1/2) of the Northeast Quarter (NE 1/4) of Section 29, being the said centerline of Las Vegas Boulevard South, a distance of 1379.62 feet to a point for the Southeast (SE) corner of the said North Half (N 1/2) of the Northeast Quarter (Ne 1/4) of Section 29;

Thence South 89 degrees 37' 48" West, departing the said East line and departing the said centerline of Las Vegas Boulevard South, and along the South line of the said North Half (N 1/2) of the Northeast Quarter (NE 1/4) of Section 29, a distance of 2191.37 feet to a point on the East right-of-way line of Interstate Highway No. 15;

Thence North 00 degrees 08' 58" East, along the said East right-of-way line, a distance of 652.64 feet to an angle point;

Thence North 17 degrees 52' 21" East, continuing along the said East line, a distance of 366.17 feet to a point for the Southwest (SW) corner and POINT OF BEGINNING of this parcel;

the said point being on a curve concave Northwesterly having a radius of 360.00 feet a radial bearing of North 5 degrees 8' 28" West;
Thence North 17 degrees 52' 21" East, continuing along the said East line, a distance of 122.55 feet to a point for the Northwest (NW) corner of this parcel;

Thence North 86 degrees 07' 17" East, a distance of 187.48 feet to an angle point;

Thence South 33 degrees 48' 40" East, a distance of 26.57 feet to an angle point;

Thence South 56 degrees 11' 20" West, a distance of 85.91 feet to a point of curvature of the said 360.00 foot radius curve concave Northwesterly; the said point having a radial bearing of North 33 degrees 48' 40" West;

Thence Southwesterly along the arc of the said 360.00 foot radius non-tangent curve to the right having a central angle of 28 degrees 40' 12", and an arc distance of 180.14 feet to the POINT OF BEGINNING.

Exhibit "A" continued................

                                  EXHIBIT "A"

File No. 93-04-2078 RMB                                FIRST AMENDMENT

PARCEL FIVE (5):
Being a portion of the North Half (N 1/2) of the Northeast Quarter (NE 1/4) of
Section 29, Township 21 South, Range 61 East, M.D.M., and more fully described by metes and bounds as follows, to wit:

BEGINNING at a point on the right or Easterly right-of-way line of IR-15 Freeway (Project IR-015-1(81)37), 240.73 feet right of and at right angles to Highway Engineer's Station "B1" 201+11.27 P.O.T.;

said point of beginning further described as bearing South 45 degrees 52'00" East, a distance of 594.71 feet from the North Quarter (N 1/4) Corner of Section 29, Township 21 South, Range 61 East, M.D.M.;

Thence North 17 degrees 51'33" East, along the former right or Easterly right-of-way line of said IR-15 Freeway, a distance of 58.52 feet to an intersection with the Northwesterly "RB" ramp right-of-way line of said IR-15 Freeway;

Thence from a tangent which bears North 84 degrees 50'00" East curving to the left along said Northwesterly "RB" ramp right-of-way line, with a radius of 360 feet, through an angle of 28 degrees 40'18", an arc distance of 180.15 feet to a point;

Thence North 56 degrees 09'42" East, continuing along said right-of-way line, a distance of 85.91 feet to an intersection with said Easterly IR-15 Freeway right-of-way line;

Thence North 33 degrees 50'18" West, along said Easterly IR-15 Freeway right-of-way line, a distance of 26.57 feet to a point;

Thence South 86 degrees 05'39" West, continuing along said Easterly right-of-way line, a distance of 187.46 feet to an intersection with said former right or Easterly right-of-way line or IR-15 Freeway;

Thence along said former right or Easterly right-of-way line, the following Three (3) courses and distances:

1) North 17 degrees 51'33" East - 10.77 feet;
2) North 86 degrees 05'39" East - 200.25 feet;
3) North 88 degrees 57'13" East - 322.20 feet to an intersection with said right or Easterly IR-15 Freeway right-of-way line;

Thence along said Easterly right-of-way line, the following Three (3) courses and distances:

1) South 73 degrees 11'47" West - 142.53 feet;
2) South 56 degrees 09'56" West - 154.12 feet;
3) North 33 degrees 50'18" West - 41.87 feet to a point on the Southeasterly "RB" ramp right-of-way line of said IR-15 Freeway;

Thence South 56 degrees 09'42" West, along Southeasterly "RB" ramp right-of-way line, a distance of 85.91 feet to a point;

Thence from a tangent which bears the last described course, curving to the right along said right-of-way line, with a radius of 424 feet, through an angle of 32 degrees 18'04", an arc distance of 239.04 feet to the POINT OF BEGINNING.



                                  Exhibit "A"



Exhibit "A" continued.........

File No. 93-04-2078 RMG                                          FIRST AMENDMENT
Exhibit "A" continued..........

                               EXHIBIT "A" (cont)

EXCEPTING THEREFROM that portion of said land as conveyed to NEW CASTLE CORPORATION by that Deed recorded July 22, 1992 in Book 920722 as Document No. 00568 of Official Records, more particularly described as follows:

A portion of the North Half (N 1/2) of the Northeast Quarter (NE 1/4) of
Section 29, Township 21 South, Range 61 East, M.D.M., and more fully described by metes and bounds as follows, to wit:

PARCEL A:

BEGINNING at a point on the right or Easterly right-of-way line of IR-15 Freeway, 544.91 feet right of and at right angles to Highway Engineer's Station "B1" 202+19.83 P.O.T.; said POINT OF BEGINNING further described as bearing South 67 degrees 13'20" East, a distance of 793.13 feet from the North Quarter corner of Section 29, Township 21 South, Range 61 East, M.D.M.: thence South 89 degrees 59'19" East, along said right-of-way line, a distance of 48.24 feet to a point; thence South 56 degrees 09'56" West, along the former right or Easterly right-of-way line of said IR-15 Freeway, a distance of 40.07 feet to a point; thence North 33 degrees 50'18" West, along said former right-of-way line, a distance of 26.87 feet to the POINT OF BEGINNING; said parcel contains an area of 538 square feet (0.01 of an acre), more or less.

PARCEL B:

BEGINNING at a point on the right or Easterly right-of-way line of IR-15 Freeway, 687.74 feet right of and at right angles to Highway Engineer's Station "B1" 202+82.88 P.O.T.; said POINT OF BEGINNING further described as bearing South 74 degrees 25'54" East a distance of 907.56 feet from the North Quarter corner of Section 29, Township 21 South, Range 61 East, M.D.M.; thence North 47 degrees 24'51" East, along said right-of-way line, a distance of 58.37 feet to a point; thence North 88 degrees 57'13" East, along said right-of-way line, a distance of 93.48 feet to a point; thence South 73 degrees 11'47" West, along the former right or Easterly right-of-way line of said IR-15 Freeway, a distance of 142.53 feet to the POINT OF BEGINNING; said parcel contains an area of 1,809 square feet (0.04 of an acre), more or less.




                                  Exhibit "A"

                                  EXHIBIT "B"

                             [GRAPHIC OF FLOORPLAN]

                                   EXHIBIT C

                             WORK LETTER AGREEMENT

LANDLORD:  NEW CASTLE CORP., a Nevada corporation

TENANT:    SITKA RESTAURANT GROUP, INC., a Nevada corporation,

DATE:      November 16th, 1998

                                    RECITALS

            A. Concurrently with the execution of this Work Letter Agreement (the "AGREEMENT"), Landlord and Tenant have entered into a lease (the "Lease") covering certain leased premises (the "PREMISES") more particularly described in the Lease. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Lease.

            B. To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of the Lease apply hereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                                    AGREEMENT

            1.    TENANT IMPROVEMENTS.

                  1.1 Any reference herein to "TENANT IMPROVEMENTS" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in SECTION 2 below, including but not limited to partitioning, interior doors, floor covering and finishes, reflective ceiling, electrical fixtures, electrical outlets and switches, telephone outlets, plumbing fixtures, paint and wall coverings, furniture, trade fixtures and equipment.

                  1.2 Tenant is leasing the Premises "as-is," "with all faults," and "without any representations or warranties." Tenant agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant's use, and Tenant hereby waives and disclaims any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the suitability of same for Tenant's use. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or with respect to its suitability for the conduct of Tenant's business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises in its decision to enter into this Lease.

            1.3 Tenant further agrees and warrants that, subject to the provisions of this Agreement, (i) Tenant is solely responsible for the construction of all Tenant Improvements and the completion of all work necessary to prepare the Premises for Tenant's use; and (ii) Landlord's only responsibility with respect to the construction of the Tenant Improvements is to deliver the Premises to Tenant and to review and approve plans and selections related thereto as set forth in this Agreement.

      2.    PREPARATION OF TENANT IMPROVEMENT PLANS.

            2.1 Within fifteen (15) days after the execution of the Lease, Tenant shall cause its architect and/or space planner to prepare a "SPACE PLAN" for the layout of the Premises and shall submit such Space Plan to Landlord for its approval, in its sole discretion. Landlord shall notify Tenant within fifteen (15) business days after receipt of the Space Plan, whether Landlord approves of the Space Plan and, if it does not fully approve of such Space Plan, the respects in which the Space Plan is not acceptable. Within ten (10) business days following receipt of any objection from Landlord, Tenant shall cause its architect and/or space planner to revise the Space Plan to address Landlord's objections and shall resubmit the same to Landlord. If Landlord objects in writing to the resubmitted Space Plan within fifteen (15) business days following its receipt thereof, Landlord and Tenant shall meet and confer to resolve any dispute concerning the Space Plan.

            2.2 Within fifteen (15) days following approval of the Space Plan, Tenant shall cause its architect to prepare final working drawings and specifications for the Tenant Improvements (the "WORKING DRAWINGS") and shall submit the same to Landlord for approval, in its sole discretion, which approval shall follow the same procedure set forth in SECTION 2.1 above. Once approved by Landlord, the Space Plan and Working Drawings shall be referred to herein as the "TENANT IMPROVEMENT PLANS."

            2.3 At the same time that the Tenant Improvement Plans are presented to Landlord for approval, Tenant shall also submit a budget to Landlord itemizing the estimated cost to return the Premises to the condition existing prior to the construction of the Tenant Improvements ("REFURBISHMENT COST"). The Refurbishment Cost and the annual incremental increase thereto necessary to reflect increases in construction costs over time shall be determined by mutual agreement of Landlord and Tenant at the time of the approval of the Tenant Improvement Plans.

            2.4 Once the Tenant Improvement Plans have been approved, the Tenant Improvement Plans shall not be changed without the prior approval of Landlord.

      3.    CONSTRUCTION OF THE TENANT IMPROVEMENTS.

            3.1 After approval of the Space Plan and Working Drawings by Landlord, a contractor designated by Tenant and approved by Landlord, in its sole discretion ("CONTRACTOR") shall construct the Tenant Improvements.

            3.2 Tenant shall independently retain Contractor to construct the Tenant Improvements in accordance with the Tenant Improvements Plans and Tenant shall supervise the construction by Contractor.

            3.3 In constructing the Tenant Improvements, all subcontractors and laborers used by Tenant and Contractor shall be unionized laborers unless such unionized labor is not available for such work after diligent inquiry and investigation.

            3.4 Should any "mechanic's" or other lien be filed against the Premises or any part thereof by reason of Tenant's construction of the Tenant Improvements or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after receipt of notice thereof and shall indemnify and defend Landlord and hold it harmless for, from and against any claims arising out of any such claims against Tenant. If Tenant fails to discharge any such mechanic's lien filed against the Premises in accordance with the foregoing, Tenant will be in default under the Lease and Landlord shall have the right, but not the obligation, to discharge such mechanic's lien and to seek reimbursement from Tenant plus interest thereon at a rate of twelve percent (12%) per annum until paid.

            3.5 The Tenant Improvements shall comply in all respects with the following: (i) state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) building material manufacturer's specifications; and (iii) the Tenant Improvement Plans. Tenant shall obtain and pay for all necessary licenses, permits and certificates of occupancy required by any applicable governmental agency for the Premises and shall provide Landlord with a duplicate original of the certificate of occupancy issued by Clark County along with unconditional lien waivers executed by Contractor and each subcontractor.

            3.6 Contractor and each subcontractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less am one (1) year from the date of completion thereof. Contractor and each subcontractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Premises that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the contract or subcontract between Tenant and Contractor and each subcontractor. The contracts between Tenant and Contractors and subcontractors shall be written such that all guarantees and warranties and all other rights and remedies at law, in equity or by contract with respect to the work performed and Contractor's obligations shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such rights of direct enforcement.

      4. PAYMENT OF COST OF THE TENANT IMPROVEMENTS. Tenant shall be solely responsible for the cost to construct the Tenant Improvements (the "TI COSTS").

      5. COMPLETION OF TENANT IMPROVEMENTS; COMMENCEMENT DATE. Landlord shall deliver the Premises to Tenant immediately upon execution and delivery of the Lease. Tenant shall thereafter promptly commence the construction process in accordance with the terms and conditions of this Agreement. If the Tenant does not complete construction of the Tenant Improvements so that it is able to open for business to the public on or before the Rent Commencement Date, Tenant shall nonetheless pay the Minimum Rent provided for in the Lease plus an additional rent at the rate of one-twentieth (1/20th) of the Minimum Rent for each and every day from the Rent Commencement Date that Tenant is not open for business. If Tenant has not completed construction of the Tenant Improvements so that it is able to open for business to the public within thirty (30) days following the Rent Commencement Date, Landlord shall have the right to terminate the Lease upon prior written notice to Tenant at any time after thirty (30) days following the Rent Commencement Date. Such written notice shall specify the date of such termination. If Landlord terminates this Lease in accordance herewith, Tenant shall not be entitled to reimbursement for any TI Costs incurred prior to the effective date of the termination and Tenant shall be responsible for paying to Landlord the Refurbishment Cost, as may be appropriately adjusted to reflect the degree of construction completed prior to the termination.

      6. INSURANCE. Contractor and each subcontractor shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, with all limits, in a form and with companies as are required to be carried by Tenant as set forth in the Lease. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord. Certificates for all insurance carried by Tenant pursuant to this SECTION 6 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days' prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. All insurance, except Workers' Compensation, maintained by Contractor and each subcontractor shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.

      7. LANDLORD'S RIGHT TO INSPECT. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air-conditioning or life-safety systems of the Project, the structure or exterior appearance of the Project or any other tenant's use of such other tenant's premises, Landlord may take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

      8. OWNERSHIP. Except as may be expressly set forth on the Tenant Improvement Plans, the Tenant Improvements shall be owned by Landlord and shall be surrendered by Tenant at the expiration or prior termination of the Lease. Upon such expiration or earlier termination of the Lease, Tenant hereby assigns to Landlord all warranties and guaranties from Contractor relating to the Tenant Improvements, and shall execute whatever documents may be necessary to evidence such assignment if requested by Landlord.

      9. REPRESENTATIVES. Landlord and Tenant each appoint the following individuals to act as their respective representatives in all matters covered by this Agreement:

Tenant's Representative:   KARL ROGERS

Landlord's Representative: GENE LAWSON

All inquiries, requests, instructions and authorizations and other communications with respect to the matters covered by this Agreement will be submitted to the Landlord's representative or Tenant's representative, as the case may be. Each party may change its representative under this Agreement at any time upon three (3) days prior written notice to the other party.

      10. TIME. Time is of the essence in this Agreement. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

      11. TENANT'S LEASE DEFAULT. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Agreement, has occurred at any time on or before the Substantial Completion of the Premises, then all other obligations of Landlord under the terms of this Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

      12. RESPONSIBILITY FOR DESIGN. Tenant will be responsible for the design, function and maintenance of all Tenant Improvements, whether or not approved by Landlord. Landlord's preparation and/or approval of the Tenant Improvement Plans or inspection of the Tenant Improvements will not constitute any representation or warranty by Landlord as to the adequacy, efficiency, performance or desirability of Tenant's Improvements in the Premises and shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities.

      13. NOTICES. Notices under this Agreement shall be given in accordance with the notice provisions set forth in the Lease.

      14. CONFLICTS. In the event of any conflict between the provisions of this Agreement and the provisions of the Lease, the provisions of this Agreement shall govern.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.



                                             SITKA RESTAURANT GROUP, INC.,
                                             a Nevada corporation,

                                             By: /s/ Karl Rogers
                                                --------------------------------
                                             Its: President
                                                 -------------------------------

                                                                        "TENANT"

                                             NEW CASTLE CORP.,
                                             a Nevada corporation

                                             By: /s/  Don Givens
                                                --------------------------------
                                             Its: VP/GM
                                                 -------------------------------
                                                                      "LANDLORD"

                                    EXHIBIT D
                               Ownership of Tenant

            100% owned by Mondel, Inc., which is 100% owned by American Vantage Companies.

                                    EXHIBIT E

                              ACCOUNTING PROCEDURES

      1. ROOM CHARGES. Landlord shall pay to Tenant all room charges on the second (2nd) business day after such room charges were incurred by restaurant patrons. Such amounts shall be paid by direct deposit in a bank account established by Tenant. Landlord shall provide a weekly reconciliation of payments made under this PARAGRAPH 1, and Landlord and Tenant shall make any necessary adjusting payments. Provided that Tenant follows all procedures reasonably established by the Landlord for processing room charges, Landlord shall assume the risk of non-payment by guests of Landlord or its Affiliates.

      2. COMPS. By the fifteenth (15th) day of each month, Landlord shall provide Tenant with a report (the "COMP REPORT") summarizing (i) the amount treated as Comps under SECTION 7.10 of the Lease, (ii) the amount applied toward the Comp Threshold and (iii) the amount by which the Monthly Comp Threshold is exceeded in any month during the Term of this Lease. Tenant shall supply Landlord with such information as may be necessary to calculate these amounts. Landlord shall pay to Tenant any amount required under SECTION 7.10(b) of the Lease on or before the fifteenth (15th) of the month following the month for which such Comps were furnished.

      3. PAYMENTS TO LANDLORD. Amounts payable by Tenant to Landlord under the Lease, including, but not limited to, Minimum Rent, Percentage Rent, and Service Charge, shall be paid by Tenant in the manner provided under the Lease.

      4. POINT OF SALE EQUIPMENT. In addition to any point of sale equipment required by Tenant to operate the restaurant and cafe located on the Premises, Tenant shall, at Landlord's request, maintain at the Premises point of sale equipment designated by Landlord (the "PROJECT POS EQUIPMENT") that will interface with the operating system for the Project, and all room charges and Comps will be processed using the Project POS Equipment. The point of sale equipment initially installed at the Premises (including the Project POS Equipment) will be installed in accordance with EXHIBIT C of the Lease. The Project POS Equipment will be maintained, repaired and replaced by Landlord. All point of sale equipment other than the Project POS Equipment will be maintained, repaired and replaced by Tenant.

      5. GROSS REVENUES. Tenant will provide Landlord unaudited information on gross revenues derived from the restaurant and cafe on a daily basis, in a form agreed to by Landlord and Tenant.

                                    EXHIBIT F

                               EXCLUDED EMPLOYEES

                                     Owners

                                  Room Managers

                                    Managers

                                   Supervisors